UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CADENCE DESIGN SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

CADENCE DESIGN SYSTEMS, INC.
2655 SEELY AVENUE
SAN JOSE, CALIFORNIA 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2005

TO THE STOCKHOLDERS OF
CADENCE DESIGN SYSTEMS, INC.:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CADENCE DESIGN SYSTEMS, INC., a Delaware corporation, will be held on May 11, 2005, at 1:00 p.m. Pacific time, at Cadence’s principal executive offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134 for the following purposes:

1. To elect directors to serve until the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To approve an amendment to the 1995 Directors Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder.

3. To ratify the selection of KPMG LLP as independent auditors of Cadence for its fiscal year ending December 31, 2005.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      These items of business are more fully described in the proxy statement accompanying this notice.
      Cadence’s Board of Directors has fixed the close of business on March 21, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

By Order of the Board of Directors

R.L. Smith McKeithen
Secretary
San Jose, California
April 1, 2005
      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc.

CADENCE DESIGN SYSTEMS, INC.
2655 SEELY AVENUE
SAN JOSE, CALIFORNIA 95134

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 11, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING
GENERAL
      The enclosed proxy is solicited on behalf of the Board of Directors of Cadence Design Systems, Inc., a Delaware corporation, which is referred to in this proxy statement as Cadence, for use at its Annual Meeting of Stockholders to be held on May 11, 2005, at 1:00 p.m. Pacific time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting. The annual meeting will be held at Cadence’s offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134. Cadence intends to mail this proxy statement and accompanying proxy card on or about April 1, 2005 to all stockholders entitled to vote at the annual meeting.
      An audio webcast of the annual meeting will also be available on the investor relations page of Cadence’s website at www.cadence.com. The webcast will allow investors to listen to the proceedings of the annual meeting, but stockholders accessing the annual meeting using the Internet will not be considered present at the annual meeting by virtue of this access and will not be able to vote on matters presented at the annual meeting or ask any questions of Cadence’s management. The webcast will begin promptly at 1:00 p.m. and may be accessed on Cadence’s website for 30 days following the annual meeting.
VOTING RIGHTS AND OUTSTANDING SHARES
      Only holders of record of Cadence’s outstanding common stock, $0.01 par value per share, at the close of business on March 21, 2005, which is referred to in this proxy statement as the record date, will be entitled to notice of and to vote at the annual meeting. At the close of business on the record date, Cadence had approximately 274,057,688 shares of common stock outstanding and entitled to vote. Each holder of record of common stock outstanding on the record date will be entitled to one vote for each share held on all matters to be voted on at the annual meeting.
QUORUM; ABSTENTIONS; BROKER NON-VOTES
      The presence in person or by proxy of a majority of the shares of Cadence common stock outstanding and entitled to vote on the record date is required for a quorum at the annual meeting. Both abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum, but broker non-votes will not be counted towards the tabulation of votes cast on proposals presented to stockholders.
      “Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters. The proposals to be voted upon at the annual meeting include both routine matters, such as the election of directors and the ratification of independent auditors, and non-routine matters, such as the approval of the proposal regarding the 1995 Directors Stock Option Plan.
VOTE REQUIRED
      The election of directors at the annual meeting requires the affirmative vote of a plurality of the votes cast at the annual meeting.
      Each other item to be voted on at the annual meeting, including the amendment to the 1995 Directors Stock Option Plan, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.
      All votes will be tabulated by a representative of the inspector of elections appointed for the annual meeting. This representative will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Mellon Investor Services LLC has been appointed as the inspector of elections for the annual meeting.
REVOCABILITY OF PROXIES
      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with the Cadence Corporate Secretary at Cadence’s principal executive offices, located at 2655 Seely Avenue, Building 5, San Jose, California 95134, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, be sufficient to revoke a proxy. Accessing the webcast of the annual meeting will not, by itself, constitute attendance at the annual meeting and will not enable a stockholder to revoke his, her or its proxy using the Internet.
SOLICITATION
      Cadence will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders in connection with the matters to be voted on at the annual meeting. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Cadence common stock beneficially owned by others for forwarding to the beneficial owners. Cadence will reimburse persons representing beneficial owners of its common stock for their costs of forwarding solicitation materials to the beneficial owners. The solicitation of proxies through this proxy statement may be supplemented by telephone, facsimile, use of the Internet, or personal solicitation by directors, officers or other employees of Cadence and by Georgeson Shareholder Communications, Inc., which is referred to in this proxy statement as Georgeson. Cadence has retained Georgeson to solicit proxies for a fee of approximately $8,000, plus reasonable expenses. No additional compensation will be paid to directors, officers or other employees of Cadence or any of its subsidiaries for their services in soliciting proxies.
HOUSEHOLDING INFORMATION
      The Securities and Exchange Commission, which is referred to in this proxy statement as the SEC, has adopted rules that allow companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials to certain stockholders who share the same address, a practice referred to as “householding.” Some banks, brokers and other nominees will be householding Cadence’s proxy materials unless contrary instructions are received from the affected stockholders. Once you have received notice from your broker or other nominee holder of your Cadence common stock that the broker or other nominee holder will be householding proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one copy, please notify your broker or other nominee holder of your Cadence common stock. You may also request additional copies of Cadence’s annual report and/or proxy statement by writing to Cadence’s Corporate Secretary at 2655 Seely Avenue, Building 5,

San Jose, California 95134, or by calling Cadence’s Investor Relations Group at 1-877-236-5972. Additionally, copies of Cadence’s SEC filings and certain other submissions are made available free of charge on the investor relations page of Cadence’s website at www.cadence.com as soon as practicable after electronically filing or furnishing these documents with the SEC.
CORPORATE GOVERNANCE
      Cadence’s common stock is listed on the New York Stock Exchange, which is referred to in this proxy statement as the NYSE, and on the NASDAQ National Market®, which is referred to in this proxy statement as NASDAQ.
      Cadence and its Board of Directors, which is also referred to in this proxy statement as the Board, regularly review and evaluate Cadence’s corporate governance practices. Cadence’s corporate governance documents are posted on the investor relations page of its website at www.cadence.com. Printed copies of these documents are also available to stockholders upon written request directed to Cadence’s Corporate Secretary at 2655 Seely Avenue, Building 5, San Jose, California 95134.
CORPORATE GOVERNANCE GUIDELINES
      The Board of Directors of Cadence has adopted Corporate Governance Guidelines for the Board, which cover topics relating to the Board including, but not limited to, the selection and composition of the Board, Board leadership, compensation of directors, responsibilities of directors, access to senior management and outside advisors, meeting procedures and committee matters. The Corporate Governance and Nominating Committee periodically reviews the Corporate Governance Guidelines, which may be amended by the Board at any time.
CODE OF BUSINESS CONDUCT
      Cadence has adopted a Code of Business Conduct to provide standards for ethical conduct in dealing with agents, customers, suppliers, political entities and others. The Code of Business Conduct applies to all Cadence directors, officers and employees (and those of its subsidiaries), including Cadence’s Chief Executive Officer and Chief Financial Officer. Compliance with the Code of Business Conduct is a condition of continued service or employment with Cadence. The Code of Business Conduct covers topics including, but not limited to, confidentiality of information, conflicts of interest, compliance with federal and state securities laws, employment practices, payment practices and compliance with other laws.
      Cadence’s Legal Department assists directors, officers and employees in complying with the Code of Business Conduct. Each person subject to the Code of Business Conduct has the responsibility to report any violations of the Code, unethical business practices or suspected illegal activities to the Legal Department or, in the event the report concerns a Cadence executive officer, to the General Counsel or to the Corporate Governance and Nominating Committee. A Cadence director may satisfy the reporting obligation by making a report to the Corporate Governance and Nominating Committee.
      Any waiver of a provision of the Code of Business Conduct with respect to a director or executive officer may only be made by the Board of Directors or the Corporate Governance and Nominating Committee. Cadence will file with the SEC on Form 8-K amendments to the Code of Business Conduct and waivers of its provisions made with respect to any director or executive officer as required under applicable SEC rules.
CADENCE’S BOARD OF DIRECTORS
DIRECTOR INDEPENDENCE
      Cadence’s Corporate Governance Guidelines require that at least a majority of the Board of Directors be “independent directors” within the meaning of the corporate governance listing standards of the NYSE and NASDAQ. To be “independent” a director must not have a material relationship with Cadence, either directly or as a partner, stockholder or officer of an organization that has a relationship with Cadence. In addition, a director must not have a relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a Cadence director. In making these determinations, the Board considers all relevant facts and circumstances and applies the following standards:

•	A director who is employed by Cadence or any of its affiliates, or whose immediately family member is an executive officer of Cadence or any of its affiliates, is not independent until three years after the end of the employment relationship.

•	A director who receives, or whose immediate family member receives, more than $60,000 in payments from Cadence or any of its affiliates, other than compensation for Board or Board committee service, during any period of twelve consecutive months is not independent until three years after his or her receipt of such payments.

•	A director who is, or whose immediate family member is, a current partner of Cadence’s internal or external auditor is not independent.

•	A director who is a current employee of Cadence’s internal or external auditor is not independent.

•	A director whose immediate family member is a current employee of Cadence’s internal or external auditor and participates in the firm’s audit, assurance or tax compliance practice is not independent.

•	A director who was, or whose immediate family member was, a partner or employee of Cadence’s internal or external auditor who worked on Cadence’s audit during that time is not independent until three years after the end of the employment relationship.

•	A director who is or was, or whose immediate family member is or was, employed as an executive officer of another company for which any of Cadence’s present executive officers serve or served on the compensation committee is not independent until three years after the end of the employment relationship.

•	A director who is a current employee, or whose immediate family member is a current executive officer, of a company that makes payments to, or receives payments from, Cadence for property or services in an amount exceeding the greater of $1 million or 2% of the other company’s consolidated gross revenues in any of the last three fiscal years is not independent until three years after the payments are made or received.

•	A director who is, or whose immediate family member is, a partner in, or a controlling stockholder or executive officer of, any organization to which Cadence made, or from which Cadence received, payments for property or services in the current year or any of the past three fiscal years that exceed in such year the greater of 5% of the recipient’s consolidated gross revenues or $200,000, other than payments arising solely from investments in Cadence’s securities or payments under non-discretionary charitable contribution matching programs, is not independent until three years after such payments are made or received.
      The Board has determined that Mr. Lucas, Mr. Scalise, Dr. Shoven, Mr. Siboni and Mr. Tan, who constitute a majority of the Board, are “independent directors” within the meaning of the corporate governance listing standards of the NYSE and NASDAQ.
BOARD MEETINGS
      During the fiscal year ended January 1, 2005, Cadence’s Board of Directors held five meetings, in addition to taking other actions by unanimous written consent in lieu of a meeting. Each Board member attended more than 85% of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member during fiscal 2004. Cadence’s Corporate Governance Guidelines encourage directors to attend its annual meetings of stockholders. Seven of Cadence’s eight then current directors attended the 2004 Annual Meeting of Stockholders.

      Under Cadence’s Corporate Governance Guidelines, Cadence’s non-management directors meet at regularly scheduled executive sessions without management. In addition, Cadence’s independent directors meet separately at regularly scheduled sessions. Pursuant to Cadence’s Corporate Governance Guidelines, Cadence’s Board has designated Mr. Siboni as Lead Director to preside over the meetings of the non-management directors and the independent directors.
CONTACTING THE BOARD OF DIRECTORS
      Stockholders interested in communicating directly with the Board may do so by sending a letter to the Cadence Board of Directors, or to any individual director, group of directors or committee of the Board, c/o the Office of the Corporate Secretary, Cadence Design Systems, Inc., 2655 Seely Avenue, Building 5, San Jose, California 95134. Inquiries and other communications may be submitted anonymously and confidentially. The Office of the Corporate Secretary will review the correspondence and forward it to the individual director, group of directors or committee of the Board to whom the communication is directed, as applicable, if the communication is relevant to Cadence’s business and financial operations, policies and corporate philosophies.
COMMITTEES OF THE BOARD OF DIRECTORS
      The Board of Directors has the following standing committees:

•	Audit Committee,
•	Compensation Committee,
•	Corporate Governance and Nominating Committee, and
•	Venture Committee.
      Each of the above committees has a written charter approved by the Board. The charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are posted on the investor relations page of Cadence’s website at www.cadence.com and the Audit Committee charter is attached to this proxy statement as Appendix A. The members of the committees and Cadence’s Lead Director are identified in the following table.

Corporate
	Lead			Governance and
Director	Director	Audit	Compensation	Nominating	Venture

H. Raymond Bingham					✓

Michael J. Fister

Donald L. Lucas		✓	Chair	✓	Chair

Dr. Alberto Sangiovanni-Vincentelli

George M. Scalise			✓	✓

Dr. John B. Shoven		✓		Chair

Roger S. Siboni	✓	Chair		✓

Lip-Bu Tan			✓		✓

Audit Committee
      The Board has determined that all members of the Audit Committee are independent as defined in the NYSE and NASDAQ corporate governance listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement as the Exchange Act. The Board has also determined that each of Mr. Lucas, Dr. Shoven and Mr. Siboni, constituting all the members of the Audit Committee, is an “audit committee financial expert” as defined by rules promulgated by the SEC. In addition, the Board has determined that each Audit Committee member is financially literate and is able to read and understand fundamental financial statements as required by the corporate governance listing standards of the

NYSE and NASDAQ. Pursuant to the Corporate Governance Guidelines of the Board, the Board has determined that Mr. Lucas’ service on the audit committees of four other public companies does not limit his ability to effectively serve on Cadence’s Audit Committee.
      The Audit Committee charter was most recently amended in March 2005 and complies with the NYSE and NASDAQ corporate governance listing standards. The duties and responsibilities of the Audit Committee include:

•	Appointing, retaining, compensating, evaluating, overseeing and terminating Cadence’s independent auditors and annually evaluating the qualifications, performance and independence of the independent auditors, including an evaluation of the lead partner of the independent auditors;

•	Pre-approving all audit and permissible non-audit services to be provided by the independent auditors and establishing policies and procedures for such pre-approval;

•	Reviewing and discussing with the independent auditors their report regarding:

•	the internal quality controls of the independent auditors;

•	any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors or by any investigation by governmental or professional authorities with respect to any audit carried out by the independent auditors in the preceding five years; and

•	all relationships or services between Cadence and the independent auditors and any other relationship or services that may impact the objectivity and independence of the independent auditors;

•	Reviewing with the independent auditors their audit procedures, including the scope and timing of the audit, the results of the annual audit and any audit problems or difficulties and management’s response to any such problems or difficulties;

•	Meeting to review with management and the independent auditors Cadence’s annual and quarterly financial statements, reports and specific disclosures, and recommending to the Board whether the financial statements should be included in Cadence’s annual report on SEC Form 10-K;

•	Reviewing and discussing the adequacy and effectiveness of Cadence’s internal controls and disclosure controls and procedures; and

•	Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters, including a system for the confidential anonymous submission of accounting or auditing concerns by Cadence employees.
      The Audit Committee held nine meetings during fiscal 2004. See “Report of the Audit Committee” below for more information.

Compensation Committee
      The Board has determined that all Compensation Committee members are independent as defined in the NYSE and NASDAQ corporate governance listing standards. In addition, all Compensation Committee members are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, which is referred to in this proxy statement as the Code, to allow Cadence a tax deduction for certain employee compensation exceeding $1,000,000. All Compensation Committee members are also “outside directors” within the meaning of Exchange Act Rule 16b-3 to exempt certain option grants and similar transactions from the short-swing profits prohibition of Section 16 of the Exchange Act.
      The Compensation Committee charter was most recently amended in June 2004 and complies with the NYSE corporate governance listing standards. There are no comparable requirements under the NASDAQ listing standards. The duties and responsibilities of the Compensation Committee include:

•	Reviewing and approving corporate goals and objectives relevant to the compensation of Cadence’s CEO and any director who is also a Cadence employee, evaluating the performance of the CEO and any employee director in light of those goals and objectives and determining and approving, either as a committee or together with the independent directors of the Board, the compensation of the CEO and any employee director based on such evaluation;

•	Overseeing the evaluation of Cadence’s management;

•	Reporting to the Board, at least annually, on CEO succession planning;

•	Reviewing compensation programs and determining the compensation of Cadence’s executive officers;

•	Producing an annual report on executive compensation for inclusion in Cadence’s proxy statement; and

•	Reviewing, administering and amending Cadence’s general compensation plans including:

•	stock option and stock purchase plans;

•	benefit programs; and

•	bonus plans.
      The Compensation Committee held seven meetings during fiscal 2004. See “Report of the Compensation Committee of the Board of Directors on Executive Compensation” below for more information.

Corporate Governance and Nominating Committee
      The Board has determined that all Corporate Governance and Nominating Committee members are independent as defined in the NYSE and NASDAQ corporate governance listing standards.
      The Corporate Governance and Nominating Committee charter was most recently amended in February 2004 and complies with the NYSE corporate governance listing standards. There are no comparable requirements under the NASDAQ listing standards. The duties and responsibilities of the Corporate Governance and Nominating Committee include:

•	Determining any Board criteria for selecting new directors;

•	Interviewing and evaluating candidates for Board membership;

•	Evaluating director nominees recommended by stockholders;

•	Selecting, or recommending that the Board select, director nominees for election at the next annual meeting of stockholders;

•	Reviewing Cadence’s Corporate Governance Guidelines and Code of Business Conduct;

•	Overseeing the administration of Cadence’s Code of Business Conduct and administering the Code of Business Conduct with respect to Cadence’s directors and executive officers;

•	Reviewing any related party transactions involving Cadence directors and executive officers; and

•	Overseeing the annual evaluation of the Board and its committees.
      The Corporate Governance and Nominating Committee employs a variety of methods to identify and evaluate director nominees. The committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise, and the need for particular expertise on the Board. If vacancies are anticipated or otherwise arise, the committee considers potential candidates for director. Additionally, candidates may come to the attention of the committee through current Board members, officers, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the committee, and may be considered at any point during the year. In connection with this evaluation, the Corporate Governance and Nominating Committee determines whether to interview the prospective nominee, and as warranted, one or more members of the committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the committee makes a recommendation to the full Board as to the persons who should be nominated or elected by the Board, and the Board determines whether to reject, elect or nominate the candidate, as the case may be, after considering the recommendation of the committee. The Corporate Governance and Nominating Committee will consider individuals recommended by stockholders for nomination as a director pursuant to the provisions of Cadence’s Bylaws relating to stockholder nominations. A stockholder who wishes to recommend a prospective nominee for the Board should notify Cadence’s Corporate Secretary or the Corporate Governance and Nominating Committee in writing with the supporting material required by Cadence’s Bylaws as described under “Other Matters — Stockholder Proposals and Nominations” below, and any other material the stockholder considers necessary or appropriate.
      While the Board currently has no defined minimum criteria for consideration or service as a director, the Corporate Governance and Nominating Committee evaluates prospective nominees against the standards and qualifications set out in Cadence’s Corporate Governance Guidelines and other relevant factors as it deems appropriate, including the current composition of the Board and the need for particular expertise, all with reference to issues of experience, judgment, skills such as an understanding of electronic design and semiconductor technologies, and other relevant characteristics, all in the context of an assessment of the perceived needs of the Board at that point in time and applicable law. Specifically, at least a majority of directors on the Board must be “independent” as defined in the NYSE and NASDAQ corporate governance listing standards and as determined by the Board.
      The Corporate Governance and Nominating Committee held four meetings during fiscal 2004.

Venture Committee
      The Venture Committee advises the Board and acts on behalf of Cadence in monitoring the investments of Telos Venture Partners L.P., Telos Venture Partners II, L.P. and Telos Venture Partners III, L.P., which are venture capital funds in which Cadence is a limited partner. The Venture Committee held nine meetings during fiscal 2004.
      See “Components of 2004 Executive Compensation — Venture Investments” in the Report of the Compensation Committee of the Board of Directors on Executive Compensation below for more information.
COMPENSATION OF DIRECTORS
      In 2004, each non-employee director of Cadence, other than Mr. Lucas and Mr. Tan, earned an annual retainer of $30,000. Mr. Lucas earned a prorated portion of the $50,000 non-employee Chairman of the Board retainer for his service as Chairman of the Board through May 2004, and a prorated portion of the $30,000 non-employee director retainer for his service as a director from May 2004 through the end of the year. Mr. Tan earned a prorated portion of the $30,000 non-employee director retainer for his service beginning in February 2004. In addition to the annual retainer, Messrs. Lucas and Siboni each earned an annual fee of $40,000 for their service as Chairman of the Venture Committee and the Audit Committee, respectively. Mr. Lucas and Dr. Shoven each earned an annual fee of $20,000 for their service as the Chairman of the Compensation Committee and the Corporate Governance and Nominating Committee, respectively. Non-employee directors were also paid $2,000 for each Board or committee meeting attended in person and $1,000 for each Board or committee meeting attended by telephone. No additional compensation was paid when the Board or a committee acted by unanimous written consent in lieu of a meeting. For the fiscal year ended January 1, 2005, the total cash compensation earned by the current non-employee directors, excluding the consulting fee paid to Dr. Sangiovanni-Vincentelli described below, was $472,451. Non-employee members of the Board were also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Cadence policy. Directors who are Cadence employees do not receive additional compensation for service on the Board.
      Each non-employee director also receives stock option grants under Cadence’s 1995 Directors Stock Option Plan, as amended, which is referred to in this proxy statement as the Directors Plan. A “non-employee director” is a Cadence director who is not otherwise an employee of Cadence or an affiliate of Cadence. Only non-employee directors are eligible to receive options under the Directors Plan.
      Under the Directors Plan, each non-employee director is automatically granted a one-time option upon joining the Board to purchase the number of shares of Cadence common stock equal to 6,250 multiplied by the number of full calendar quarters between the date the director’s service begins and the next April 1st. A director is considered to have served the entire calendar quarter if he or she becomes a director at any time during the first half of the quarter. These initial grants vest and become exercisable in full on the March 31st following the grant date and have an exercise price equal to the fair market value of Cadence common stock on the grant date.
      In addition, every April 1st, each non-employee director is automatically granted an option to purchase 25,000 shares of Cadence common stock and a non-employee director serving as Chairman of the Board is automatically granted an additional option to purchase 25,000 shares of common stock. These annual option grants vest and become exercisable in full on the March 31st following the grant date and have an exercise price equal to the fair market value of Cadence common stock on the grant date.
      As of March 21, 2005, 1,891,500 options under the Directors Plan were outstanding at exercise prices ranging from $8.56 to $34.31 per share, with a weighted average exercise price of $18.81.
      Under Cadence’s 2002 Deferred Compensation Venture Investment Plan, directors may elect to defer receipt of all or any portion of the compensation payable to them by Cadence. Compensation deferred under this plan is invested in Telos Venture Partners II, L.P. or Telos Venture Partners III, L.P., as further described above and in the “Report of the Compensation Committee of the Board of Directors on Executive Compensation” below. In 2004, Mr. Tan deferred $11,500 under the 2002 Deferred Compensation Venture Investment Plan. In addition, in 2004, Mr. Lucas received $275 in distributions from the 1996 Deferred Compensation Venture Investment Plan and the 2002 Deferred Compensation Venture Investment Plan.
      Directors may also elect to defer compensation payable to them, including income realized upon the exercise of stock options, under Cadence’s 1994 Deferred Compensation Plan. These deferred compensation payments are held in accounts with values indexed to the performance of selected mutual funds, self-directed accounts or money market accounts. In the case of option gain deferral, the accounts are indexed to the performance of Cadence common stock. In 2004, the following amounts were deferred by current non-employee directors: Dr. Sangiovanni-Vincentelli, $265,475; Mr. Scalise, $54,500; Dr. Shoven, $85,250; and Mr. Siboni, $98,250. In addition, in 2004, Mr. Lucas received $398,999 in distributions from the 1994 Deferred Compensation Plan.
      In addition, in fiscal 2004, all non-employee directors were eligible to participate in the Cadence Board of Directors Medical Plan. Under the terms of this plan, Cadence paid 80% of the premiums for participating directors and their dependents. Mr. Lucas is the only director who maintained health insurance coverage under this plan during fiscal 2004. In February 2005, the Board adopted a new health care and prescription drug insurance coverage plan for active non-employee directors and eligible retired directors and their dependents. All non-employee directors are eligible for the plan during their term of service on the Board. Retired employee and non-employee directors will be eligible for the plan for a term not to exceed the duration of their term of service on the Board. Under the plan, Cadence will reimburse 100% of the premium for participants and their dependents up to a maximum of $15,000 per year, which maximum amount may be adjusted for future changes in health care costs. The benefits under the plan will be fully taxable to the participants and Cadence will not defray any such taxes.
      Pursuant to a consulting agreement, Dr. Sangiovanni-Vincentelli was paid $300,000 by Cadence for consulting services performed in 2004. Dr. Sangiovanni-Vincentelli is also reimbursed for the reasonable costs and expenses incurred in the performance of work under the consulting agreement in accordance with Cadence policy. However, the total payments received by Dr. Sangiovanni-Vincentelli under the consulting agreement may not exceed a certain pre-determined amount. The consulting agreement also contains confidentiality and non-solicitation provisions in favor of Cadence. Dr. Sangiovanni-Vincentelli’s consulting services consisted of providing technical and strategic advice to Cadence’s CEO with respect to potential acquisitions and organizational and customer relations matters, serving as facilitator in customer and partner meetings to discuss industry trends, collaboration on technology and business issues, representing Cadence at industry, technical and government events, and participating in setting the direction of the Cadence Berkeley Labs and of Cadence’s research partnerships. Dr. Sangiovanni-Vincentelli has provided consulting services to Cadence, or one of its predecessor corporations, since 1983, and is expected to render similar services throughout 2005. Cadence does not have any comparable arrangements with other consultants and, as a result, has no basis for comparing the terms of Dr. Sangiovanni-Vincentelli’s arrangement with others.

PROPOSAL 1
ELECTION OF DIRECTORS
      The Corporate Governance and Nominating Committee of the Board has recommended, and the Board has nominated, the eight nominees named below for election to Cadence’s Board of Directors. Each director elected at the annual meeting will hold office until the 2006 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until the director’s earlier death, resignation or removal. Each nominee listed below is currently a Cadence director. Except for Michael J. Fister, who joined the Board in July 2004, all of the directors previously have been elected by Cadence’s stockholders.
VOTE REQUIRED AND BOARD RECOMMENDATION
      Shares represented by executed proxies will be voted FOR the election of the eight nominees named below, if authority to do so is not withheld. Directors are elected by a plurality of the votes cast at the annual meeting. If any nominee should be unavailable for election as a result of unexpected circumstances, shares will be voted for the election of any substitute nominee named by the Board. Each person nominated for election has agreed to be named in this proxy statement and to serve if elected, and Cadence has no reason to believe that any nominee will be unable to serve.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
EACH NAMED NOMINEE.
NOMINEES
      The names of the nominees and certain information about them, including term of service as a Cadence director and age as of the 2005 Annual Meeting of Stockholders, are set forth below:

Name and
Principal Occupation	Business Experience and Directorships

H. Raymond Bingham 59 Years Old Director Since 1997 Executive Chairman of the Board, Cadence Design Systems, Inc.	H. Raymond Bingham has served as Executive Chairman of Cadence since May 2004. Mr. Bingham served as President and Chief Executive Officer of Cadence from May 1999 to May 2004. From 1993 to April 1999, Mr. Bingham served as Executive Vice President and Chief Financial Officer of Cadence. Mr. Bingham also serves as a director of Freescale Semiconductor, Inc., KLA-Tencor Corporation and Oracle Corporation.

Michael J. Fister 50 Years Old Director Since 2004 President and Chief Executive Officer, Cadence Design Systems, Inc.	Michael J. Fister has served as President and Chief Executive Officer of Cadence since May 2004. Prior to joining Cadence, Mr. Fister spent 17 years at Intel Corporation, where he was most recently Senior Vice President and General Manager of the company’s Enterprise Platforms Group. Mr. Fister is a graduate of the University of Cincinnati where he received a B.S. and M.S. in electrical engineering in 1977 and 1978, respectively. Mr. Fister also serves as a director of Autodesk, Inc.

Donald L. Lucas 75 Years Old Director Since 1988 Private venture capital investor	Donald L. Lucas served as Chairman of the Board of Cadence from 1988 until May 2004. From its inception in 1983 until 1987, Mr. Lucas served as Chairman of the Board and a director of SDA Systems, Inc., a predecessor of Cadence. Mr. Lucas has been a private venture capital investor since 1960. Mr. Lucas also serves as a director of 51job, Inc., Macromedia, Inc., Oracle Corporation and PDF Solutions, Inc.

Name and
Principal Occupation	Business Experience and Directorships

Dr. Alberto Sangiovanni- Vincentelli 57 Years Old Director Since 1992 Professor of Electrical Engineering and Computer Sciences, University of California, Berkeley	Dr. Alberto Sangiovanni-Vincentelli serves as a consultant to Cadence providing services as Chief Technology Advisor of Cadence, and has served as a consultant to Cadence, or one of its predecessor corporations, since 1983. Dr. Sangiovanni-Vincentelli was a co-founder of SDA Systems, Inc., a predecessor of Cadence. Dr. Sangiovanni-Vincentelli has been a Professor of Electrical Engineering and Computer Sciences at the University of California, Berkeley since 1976, where he holds The Edgar L. & Harold H. Buttner Chair of Electrical Engineering and served as Vice Chair for Industrial Relations for the department of Electrical Engineering and Computer Sciences. In 1998, Dr. Sangiovanni-Vincentelli was elected to the National Academy of Engineering and, in 2001, was honored by the Electronic Design Automation Consortium with the Kaufman Award, honoring an individual who has contributed to creating or driving technological advances that have had measurable impact on the productivity of design engineers.

George M. Scalise 71 Years Old Director Since 1989 President, Semiconductor Industry Association	George M. Scalise has served as President of the Semiconductor Industry Association, an association of semiconductor manufacturers and suppliers, since June 1997. Mr. Scalise served as Executive Vice President and Chief Administrative Officer of Apple Computer, Inc. from March 1996 to May 1997. Mr. Scalise also served as Senior Vice President of Planning and Development and Chief Administrative Officer of National Semiconductor Corporation from 1991 to 1996. Mr. Scalise is the Chairman of the Federal Reserve Bank of San Francisco and currently serves on President George W. Bush’s Council of Advisors on Science and Technology.

Dr. John B. Shoven 57 Years Old Director Since 1992 Professor of Economics, Stanford University	Dr. John B. Shoven is currently the Charles R. Schwab Professor of Economics at Stanford University, where he has taught since 1973. Dr. Shoven has served as director of the Stanford Institute for Economics Policy Research since November 1999 to the present and from 1989 to 1993. Dr. Shoven also served as Chairman of the Economics Department at Stanford University from 1986 to 1989 and as Dean of the School of Humanities and Science from 1993 to 1998. Dr. Shoven serves as a director of Watson Wyatt & Company Holdings and PalmSource, Inc. and is a member of the Mountain View Board of American Century Funds.

Roger S. Siboni 50 Years Old Director Since 1999 Chairman of the Board of Directors, E.piphany, Inc.	Roger S. Siboni is currently the Chairman of the Board of E.piphany, Inc., a software company which provides customer relationship management solutions. Mr. Siboni served as President and Chief Executive Officer of E.piphany, Inc. from August 1998 to July 2003. Prior to joining E.piphany, Mr. Siboni spent more than 20 years at KPMG LLP, most recently as its Deputy Chairman and Chief Operating Officer. Mr. Siboni also serves as a director of Dolby Laboratories, Inc. and FileNET, Inc.

Name and
Principal Occupation	Business Experience and Directorships

Lip-Bu Tan 45 Years Old Director Since 2004 Chairman, Walden International	Lip-Bu Tan is the founder and Chairman of Walden International, an international venture capital firm founded in 1987. Mr. Tan also serves as a director of Centillium Communications, Inc., Creative Technology Ltd., Flextronics International Ltd., Integrated Silicon Solution, Inc., Leadis Technology, Inc., Semiconductor Manufacturing International Corporation and SINA Corporation. Mr. Tan received an M.S. in Nuclear Engineering from the Massachusetts Institute of Technology, an MBA from the University of San Francisco, and a B.S. from Nanyang University in Singapore.
PROPOSAL 2
APPROVAL OF AMENDMENT TO THE 1995 DIRECTORS STOCK OPTION PLAN
      The Directors Plan was adopted by the Board in 1995 and approved by Cadence’s stockholders in 1996. Subsequent amendments approved by the Board and stockholders increased the aggregate number of shares of common stock authorized for issuance under the Directors Plan to 2,550,000 shares. As of March 21, 2005, 372,500 shares of common stock remained available for future grants under the Directors Plan.
      In February 2005, the Board of Directors approved, subject to stockholder approval, an amendment to the Directors Plan to increase the aggregate number of shares of common stock authorized for issuance under the Directors Plan by 500,000 for a total of 3,050,000 shares authorized under the Directors Plan, which total represents approximately 1% of the total number of shares of Cadence common stock outstanding as of the record date. As of the record date, 1,891,500 options were outstanding under the Directors Plan, with a weighted average exercise price of $18.81, and the closing price of Cadence common stock was $14.37.
VOTE REQUIRED AND BOARD RECOMMENDATION
      The Board of Directors recommends a vote FOR approval of the amendment to the Directors Plan. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for approval of the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment to the Directors Plan.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.
SUMMARY OF THE DIRECTORS PLAN
      The following summary of the material provisions of the Directors Plan is qualified in its entirety by the complete text of the Directors Plan, a copy of which is attached as Appendix B to this proxy statement.
GENERAL
      The Directors Plan provides for non-discretionary grants of nonstatutory stock options. Options granted under the Directors Plan are not intended to qualify as incentive stock options, as defined under Section 422 of the Code.

PURPOSE
      The purpose of the Directors Plan is to retain the services of persons serving as non-employee directors of Cadence, to attract and retain the services of persons capable of serving on the Board and to provide incentives for these persons to exert maximum efforts to promote the success of Cadence.
ADMINISTRATION
      The Directors Plan is administered by the Board of Directors of Cadence. The Board has the final power to construe and interpret the Directors Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration.
      The Board is authorized to delegate administration of the Directors Plan to a committee of not less than two members of the Board. The Board has delegated administration of the Directors Plan to the Compensation Committee of the Board.
ELIGIBILITY
      The Directors Plan provides that options may be granted only to non-employee directors of Cadence. A “non-employee director” is defined in the Directors Plan as a director of Cadence who is not otherwise an employee of Cadence or any of its affiliates. Six of Cadence’s eight current directors are eligible to participate in the Directors Plan.
TERMS OF OPTIONS
      Each option under the Directors Plan is subject to the following terms and conditions:
      Non-Discretionary Grants. Option grants under the Directors Plan are non-discretionary. Each person who becomes a non-employee director is automatically granted a one-time option to purchase the number of shares of Cadence common stock equal to 6,250 multiplied by the number of full calendar quarters between the date the person begins serving as a director of Cadence and the April 1st following such date. A director is considered to have served the entire calendar quarter if he or she becomes a director at any time during the first half of the quarter. In addition, on every April 1st, each non-employee director is automatically granted an option to purchase 25,000 shares of Cadence common stock and a non-employee director who is serving as Chairman of the Board is automatically granted an additional option to purchase 25,000 shares of common stock.
      As of the record date, options to purchase a total of 1,788,125 shares had been granted to the current non-employee directors and non-employee director nominees under the Directors Plan, comprising options to purchase the following numbers of shares: Mr. Lucas, 622,500; Dr. Sangiovanni-Vincentelli, 217,500; Mr. Scalise, 262,500; Dr. Shoven, 493,750; Mr. Siboni, 160,625; and Mr. Tan, 31,250. No options have been granted under the Directors Plan to any Cadence executive officer, to any associate of any Cadence director, executive officer or nominee, or any other employee. Because benefits under the Directors Plan depend on the fair market value of Cadence’s common stock at various future dates, it is not possible as of the date of this proxy statement to determine future benefits that will be received by non-employee directors under the Directors Plan.
      Option Exercise. Options granted to a non-employee director under the Directors Plan become fully exercisable on the first March 31st following the grant date. Vesting is conditioned upon continued service by the non-employee director in the same capacity which entitled him or her to the option grant.
      Exercise Price; Payment. The exercise price of each option granted under the Directors Plan is equal to 100% of the fair market value of the Cadence common stock subject to the option on the grant date. For this purpose, the fair market value of the common stock is the average of the closing price of Cadence common stock for each of the last 20 trading days prior to the grant date. The exercise price of options granted under the Directors Plan must be paid upon exercise in cash, in shares of common stock, by tender of a full recourse promissory note, from proceeds of a “same day sale” program in which a non-employee director is eligible to participate, or a combination of these methods.
      Transferability; Term. Under the Directors Plan, an option may not be transferred by the optionee, except by will or the laws of descent and distribution. No option granted under the Directors Plan is exercisable by any person after the expiration of 10 years from the grant date.
      Other Provisions. The option agreement may contain other terms, provisions and conditions not inconsistent with the Directors Plan as may be determined by the Board.
      See “Cadence’s Board of Directors — Compensation of Directors” for a discussion of compensation paid to directors, including option grants, in fiscal 2004.
ADJUSTMENT PROVISIONS
      If there is any change in the stock subject to the Directors Plan or subject to any option granted under the Directors Plan through merger, reorganization, recapitalization, dividend, stock split, combination or exchange of shares, change in corporate structure or other similar transaction, the Directors Plan and options outstanding under the Directors Plan will be appropriately adjusted as to the class, number of shares and exercise price per share of stock subject to outstanding options.
      In connection with certain change of control events, the vesting of all options outstanding under the Directors Plan will be accelerated by the Board to a time before or as of the occurrence of such event and the options terminate if not exercised by the time specified by the Board. The Directors Plan provides for the timing of the acceleration and termination of options in situations where the Board fails to specify the exact timing of the acceleration or termination. For purposes of the Directors Plan, “change of control” is defined as any of the following events:

•	a dissolution or liquidation of Cadence;
•	a sale of all or substantially all of the assets of Cadence;
•	a merger or consolidation in which Cadence is not the surviving entity and the stockholders of Cadence immediately before the merger or consolidation fail to possess direct or indirect beneficial ownership of more than 80% of the voting power of the securities of the surviving entity immediately following such transaction;
•	a reverse merger in which Cadence is the surviving entity and the stockholders of Cadence immediately before the reverse merger fail to possess direct or indirect beneficial ownership of more than 80% of Cadence’s securities immediately following the reverse merger;
•	an acquisition by any person or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act), excluding any employee benefit plan, or related trust, sponsored or maintained by Cadence or a subsidiary or other controlled affiliate of Cadence, of the beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of Cadence representing at least 20% of the combined voting power entitled to vote in the election of directors; and
•	if the individuals who, as of the date immediately following Cadence’s 1999 Annual Meeting of Stockholders, are members of the Board, which is referred to as the Incumbent Board, cease for any reason to constitute at least 50% of the Board. If the election, or nomination for election by Cadence’s stockholders, of any new director was approved by a vote of at least 50% of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, however, that no person may be considered as a member of the Incumbent Board if he or she initially assumed office as a result of an “election contest” (as described in Rule 14a-11 of the Exchange Act) or other proxy contest.

DURATION, AMENDMENT AND TERMINATION
      The Board may amend, suspend or terminate the Directors Plan at any time or from time to time. No amendment will be effective unless approved by Cadence’s stockholders within 12 months before or after its adoption by the Board if the amendment would:

•	increase the number of shares issuable under the Directors Plan;
•	modify the requirements as to eligibility for participation in the Directors Plan, to the extent the modification requires stockholder approval for the Directors Plan to comply with Rule 16b-3 under the Exchange Act; or
•	modify the Directors Plan in any other way if the modification requires stockholder approval for the Directors Plan to comply with Rule 16b-3 under the Exchange Act.
      Rights and obligations under outstanding options may not be altered or impaired by the suspension or termination of the Directors Plan, except with the consent of the optionee. Unless sooner terminated, the Directors Plan terminates on the date that all shares of common stock reserved for issuance under the Directors Plan have been issued.
CERTAIN FEDERAL INCOME TAX INFORMATION
      Stock options granted under the Directors Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.
      The following is only a summary of the effect of federal income taxation upon the optionee and Cadence with respect to the grant and exercise of options under the Directors Plan, is not complete and does not discuss the income tax laws of any state or foreign country in which an optionee may reside, and is subject to change.
      There are no tax consequences to the optionee or Cadence by reason of the grant of a stock option under the Directors Plan. Upon exercise of the stock option, the optionee generally will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the exercise date over the option exercise price, and Cadence will be entitled to a deduction in the same amount. Upon disposition of the stock acquired upon exercise of an option, the optionee generally will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid to exercise the stock option plus any amount recognized as ordinary income upon exercise of the option. This gain or loss will be long or short term depending on whether or not the stock was held for more than one year. A non-employee director’s disposition of stock acquired upon exercise of a stock option has no tax consequences to Cadence.
PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      The Audit Committee has selected KPMG LLP as Cadence’s independent auditors for the fiscal year ending December 31, 2005. Pursuant to the Audit Committee charter, the Board has directed management to submit the selection of independent auditors for ratification by the stockholders at the annual meeting. KPMG LLP has audited Cadence’s financial statements since fiscal 2002. Representatives from KPMG LLP are expected to be present at the annual meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.
      Stockholder ratification of the selection of KPMG LLP as Cadence’s independent auditors is not required by Cadence’s Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year, if it determines that such a change would be in the best interests of Cadence and its stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION
      The Board of Directors of Cadence recommends a vote FOR ratification of the selection of KPMG LLP. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for approval of the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of KPMG LLP.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Board is comprised of three non-employee directors of Cadence who are “independent” as defined in the corporate governance listing standards of the NYSE and NASDAQ and as defined under the Exchange Act. During fiscal 2004, the Audit Committee was comprised of Mr. Lucas, Dr. Shoven and Mr. Siboni as Chairman. The Audit Committee met nine times in fiscal 2004.
      The Audit Committee operates under a charter, which was most recently amended by the Board in March 2005. The amended Audit Committee charter is attached as Appendix A to this proxy statement and is posted on the investor relations page of Cadence’s website at www.cadence.com. As more fully described in its charter, the Audit Committee appoints and retains the independent auditors and oversees the quality and integrity of Cadence’s financial statements, Cadence’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of Cadence’s internal audit function, the independent auditors and financial reporting processes on behalf of the Board.
      In this context, the Audit Committee has reviewed and discussed the audited financial statements with Cadence’s management and independent auditors, KPMG LLP. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP its independence from Cadence and its management. The Audit Committee has also considered whether the provision of other non-audit services by KPMG LLP to Cadence is compatible with the auditors’ independence.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in Cadence’s Annual Report on Form 10-K for the year ended January 1, 2005 for filing with the SEC.

AUDIT COMMITTEE

Roger S. Siboni, Chairman
Donald L. Lucas
John B. Shoven
      The foregoing Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Cadence under the Securities Act of 1933, as amended, which is referred to in this proxy statement as the Securities Act, or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

FEES BILLED TO CADENCE BY KPMG LLP DURING FISCAL 2004 AND 2003
      The following table presents fees incurred by Cadence for professional services rendered by KPMG LLP for the fiscal years ended January 1, 2005 and January 3, 2004.

	Fiscal Year Ended		Fiscal Year Ended
	January 1, 2005		January 3, 2004

	(In thousands)
Audit Fees(1)	$3,277		$2,982
Audit-Related Fees(2)	—		238

Audit and Audit-Related Fees	3,277		3,220
Tax Fees(3)	351	(4)	689	(5)
All Other Fees	—		75	(6)

Total Fees	$3,628		$3,984

(1)	Includes fees for the audit of Cadence’s consolidated financial statements included in Cadence’s Annual Report on Form 10-K, fees for the audit of Cadence’s internal control over financial reporting in accordance with Section 404 of the Sarbanes Oxley Act of 2002, fees for the review of the interim condensed consolidated financial statements included in Cadence’s Quarterly Reports on Form 10-Q, and fees for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. The amount for fiscal 2004 includes estimated fees of $2,172,000 not yet paid as of January 1, 2005, which includes fees for services rendered in connection with Cadence’s year-end financial statement audit and the audit of Cadence’s internal control over financial reporting in accordance with Section 404 of the Sarbanes Oxley Act of 2002. The amount for fiscal 2003 includes fees of $1,919,000 with respect to fiscal 2003 which were paid to KPMG LLP in fiscal 2004, which included fees for services rendered in connection with Cadence’s convertible debt offering and the SEC review of the Form S-3 filed in connection therewith, and fees for the restatement of Cadence’s financial statements for prior periods.

(2)	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of Cadence’s consolidated financial statements that are not reported under “Audit Fees.” For fiscal 2003, these services included planning regarding management assessment of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.

(3)	Includes fees for tax compliance, tax advice and tax planning.

(4)	Tax Fees for fiscal 2004 consisted of tax compliance fees of $34,253 and tax planning and consulting fees of $316,510.

(5)	Tax Fees for fiscal 2003 consisted of tax compliance fees of $60,071, tax planning and consulting fees of $611,652 for Cadence and tax preparation fees of $17,500 for a company that was acquired by Cadence for the period immediately prior to the acquisition.

(6)	All Other Fees for fiscal 2003 related to an information technology benchmarking study completed in 2002 for which KPMG LLP had been engaged to perform prior to its appointment as Cadence’s independent auditors on March 22, 2002.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS
      The Audit Committee pre-approves all audit and permissible non-audit services provided by KPMG LLP prior to the engagement of KPMG LLP with respect to such services. Pursuant to its pre-approval policy, the Audit Committee has pre-approved tax compliance services, tax planning and related tax services, and the following audit-related services:

•	Employee benefit plan audits;
•	Due diligence work for potential acquisitions or disposals;
•	Accounting consultations and audits in connection with acquisitions;
•	Attest services not required by statute or regulation;
•	Adoption of new accounting pronouncements or reporting requirements;
•	Accounting, internal control or regulatory consultations and assistance; and
•	Review of information systems security and controls.
      However, engagements for these pre-approved audit-related and tax services with an estimated cost of more than $250,000 or that exceed the applicable budgeted amount for the pre-approved services must be pre-approved on a case-by-case basis by the Audit Committee or the Chairman of the Audit Committee, or, if the Chairman is unavailable, another member of the Audit Committee. In addition, any proposed engagement of KPMG LLP for services that are not pre-approved audit-related and tax services as described above must also be pre-approved on a case-by-case basis by the Audit Committee or the Chairman of the Audit Committee, or, if the Chairman is unavailable, another member of the Audit Committee. The members to whom such authority is delegated must report any approval decisions to the full Audit Committee at its next scheduled meeting. None of the services described in the table above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) of Regulation S-X.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the ownership of Cadence’s common stock as of March 21, 2005, the record date, unless otherwise indicated below, by:

•	all those known by Cadence to be beneficial owners of more than five percent of its common stock;
•	each of the executive officers named in the Summary Compensation Table presented below under “Compensation of Executive Officers”;
•	all directors and director nominees; and
•	all current executive officers and directors of Cadence as a group.

	Beneficial Ownership(1)

	Number	Percent
Beneficial Owner	of Shares	of Total

Capital Group International, Inc.(2)	25,977,420	9.48%
11100 Santa Monica Blvd. Los Angeles, CA 90025
Capital Research and Management Company(3)	22,161,300	8.09%
333 South Hope Street Los Angeles, CA 90071
FMR Corp.(4)	22,871,227	8.35%
82 Devonshire Street Boston, MA 02109
Franklin Resources, Inc.(5)	23,675,829	8.64%
One Franklin Parkway San Mateo, CA 94403
Lord, Abbett & Co. LLC(6)	16,768,177	6.12%
90 Hudson Street Jersey City, NJ 07302
OppenheimerFunds, Inc.(7)	14,133,205	5.16%
Two World Financial Center 225 Liberty Street, 11th Floor New York, NY 10281-1008
T. Rowe Price Associates, Inc.(8)	18,945,240	6.91%
100 E. Pratt Street Baltimore, MD 21202
H. Raymond Bingham(9)	3,837,776	1.38%
Kevin Bushby(9)	1,057,835	*
Michael J. Fister(9)	1,351,915	*
Lavi A. Lev(9)	794,099	*
R.L. Smith McKeithen(9)	731,823	*
William Porter(9)	1,092,846	*
Donald L. Lucas(9)	427,500	*
Alberto Sangiovanni-Vincentelli(9)	488,493	*
George M. Scalise(9)	282,500	*
John B. Shoven(9)	412,750	*
Roger S. Siboni(9)	160,625	*
Lip-Bu Tan(9)(10)	37,250	*
All current executive officers and directors as a group (12 persons)(11)	9,946,938	3.52%

*	Less than 1%

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Cadence believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned by such stockholder. Beneficial ownership of greater than five percent of Cadence’s outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC as noted below, while beneficial ownership of executive officers and directors is as of March 21, 2005, the record date. Applicable percentages are based on 274,057,688 shares of Cadence common stock outstanding on the record date, adjusted as required by rules promulgated by the SEC.

(2)	Capital Group International, Inc., or CGI, filed an amended Schedule 13G with the SEC on February 14, 2005, reporting that CGI beneficially owns 25,977,420 shares. CGI has sole voting power with respect to 21,544,670 shares and sole investment power with respect to 25,977,420 shares. The beneficial ownership of CGI assumes the conversion of $2,615,000 principal amount of the Cadence Design Systems, Inc. Zero Coupon Zero Yield Senior Convertible Notes due 2023, which are convertible into an aggregate of 167,040 shares of Cadence common stock. CGI disclaims beneficial ownership of any shares of Cadence’s common stock deemed to be beneficially owned by CGI.

(3)	Capital Research and Management Company, or CRMC, filed an amended Schedule 13G with the SEC on February 11, 2005, reporting that CRMC beneficially owns 22,161,300 shares for which it has sole investment power. CRMC disclaims beneficial ownership of any shares of Cadence’s common stock deemed to be beneficially owned by CRMC.

(4)	FMR Corp. filed an amended Schedule 13G with the SEC on February 14, 2005, indicating that FMR Corp. beneficially owns 22,871,227 shares. FMR Corp. has sole voting power with respect to 4,476,444 shares and sole investment power with respect to 22,871,227 shares. Of the shares reported by FMR Corp., Edward C. Johnson 3d, as a result of his control over FMR Corp., is beneficial owner of 22,871,227 shares of which he has sole voting power with respect to 236,000 shares and sole investment power with respect to 22,871,227 shares. Of the shares reported by FMR Corp., Abigail P. Johnson, as a result of her control over FMR Corp., is the beneficial owner of 22,871,227 shares for which she has sole investment power.

(5)	Franklin Resources, Inc., or Franklin, filed a Schedule 13G with the SEC on February 14, 2005, indicating that Franklin beneficially owns 23,675,829 shares. Franklin has sole voting power with respect to 23,271,664 shares and sole investment power with respect to 23,675,829 shares. Of the shares reported by Franklin, Charles B. Johnson and Rupert H. Johnson, Jr., as a result of their control over Franklin, are each beneficial owners of 23,675,829 shares of which each has sole voting power with respect to 23,271,664 shares and sole investment power with respect to 23,675,829 shares. Of the shares reported by Franklin, Templeton Global Advisors Limited, or Templeton, an investment advisory subsidiary of Franklin, beneficially owns 21,801,065 shares for which it has sole voting power with respect to 21,790,415 shares and sole investment power over 21,801,065 shares. Franklin, Charles B. Johnson, Rupert H. Johnson, Jr. and Templeton each disclaims beneficial ownership of any shares of Cadence’s common stock deemed to be beneficially owned by them.

(6)	Lord, Abbett & Co. LLC, or Lord Abbett, filed a Schedule 13G with the SEC on February 14, 2005, indicating that Lord Abbett beneficially owns 16,768,177 shares. Lord Abbett has sole voting power and sole investment power with respect to 16,768,177 shares.

(7)	OppenheimerFunds, Inc., or OFI, filed an amended Schedule 13G with the SEC on February 15, 2005, indicating that OFI beneficially owns 14,133,205 shares for which it has shared investment power. OFI disclaims beneficial ownership of any shares of Cadence’s common stock deemed to be beneficially owned by OFI.

(8)	T. Rowe Price Associates, Inc., or Price Associates, filed an amended Schedule 13G with the SEC on February 16, 2005, indicating that Price Associates beneficially owns 18,945,240 shares. Price Associates has sole voting power with respect to 2,648,577 shares and sole investment power with respect to 18,945,240 shares. These shares are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(9)	Includes shares which certain executive officers and directors of Cadence have the right to acquire within 60 days after the record date upon exercise of outstanding options as follows:

H. Raymond Bingham	3,538,541
Kevin Bushby	870,666
Michael J. Fister	750,000
Lavi A. Lev	592,709
R.L. Smith McKeithen	633,958
William Porter	898,750
Donald L. Lucas	422,500
Alberto Sangiovanni-Vincentelli	448,000
George M. Scalise	272,500
John B. Shoven	397,750
Roger S. Siboni	160,625
Lip-Bu Tan	31,250

(10)	Includes 5,000 shares for which Mr. Tan has shared voting and investment power, which are held under trust agreement for the benefit of Mr. Tan and his wife.

(11)	Includes 8,440,165 shares which all current executive officers and directors as a group have the right to acquire within 60 days after the record date upon exercise of outstanding options.
REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board of Directors is comprised of three non-employee directors of Cadence who are “independent” as defined in the corporate governance listing standards of the NYSE and NASDAQ. During fiscal 2004, the Compensation Committee was comprised of Susan L. Bostrom, Mr. Lucas as Chairman, and Mr. Scalise. Ms. Bostrom resigned from the Board of Directors and the Compensation Committee effective March 10, 2005, and Mr. Tan was appointed to the Compensation Committee effective April 1, 2005. The Compensation Committee met four times in fiscal 2004.
ROLE OF THE COMPENSATION COMMITTEE
      The Compensation Committee acts on behalf of the Board, as provided in the committee’s charter, to review and approve corporate goals and objectives relevant to the compensation of Cadence’s CEO and other executive officers, evaluate the CEO’s performance in light of those goals and objectives and determine and approve the CEO’s and other executive officers’ compensation. At or near the beginning of each fiscal year, the Compensation Committee typically establishes base salary levels and target bonuses for the CEO and other executive officers of Cadence. In addition, the Compensation Committee administers Cadence’s equity incentive plans, including the Senior Executive Bonus Plan, Cadence’s stock option plans and stock purchase plans, the 1994 Deferred Compensation Plan, the 1996 Deferred Compensation Venture Investment Plan and the 2002 Deferred Compensation Venture Investment Plan.
EXECUTIVE COMPENSATION PRINCIPLES
      Cadence’s compensation program is designed to attract, motivate and retain highly qualified individuals necessary to achieve Cadence’s business and financial objectives. It does so by balancing short-term and long-term financial objectives, building stockholder value and rewarding individual and corporate performance. On that basis, the Compensation Committee believes that executive officer compensation should be greatly influenced by Cadence’s performance. Consistent with this philosophy, a designated portion of the compensation of each executive officer is contingent upon corporate performance and adjusted where appropriate, based on an executive officer’s performance against personal performance objectives.
      The Compensation Committee also believes that providing employees with an equity stake in Cadence is important to encourage them to act in the best interests of Cadence stockholders. Long-term equity incentives for executive officers are provided through grants of stock options and restricted stock awards under Cadence’s equity incentive plans. The value of stock options generally can be realized by an executive officer only if the price of Cadence’s common stock increases above its fair market value on the grant date and the executive officer remains employed by Cadence for the period required for the options to vest. Cadence’s goal is to have market-competitive equity incentive programs that encourage employees to act as owners of the business. A guiding principle also suggests that incentive compensation should be a greater part of total compensation for more senior employees, as an increased portion of compensation is payable based on achievement of Cadence’s performance goals.
      Cadence’s compensation program is designed to provide competitive levels of compensation. The base salaries and incentive compensation of, and equity awards granted to, Cadence executive officers are determined in part by the Compensation Committee’s discretionary evaluation of a number of factors including surveys of competitive salaries and equity practices in the technology sector for similar positions, as well as individual and corporate performance. The cash compensation of Cadence’s executive officers is compared to equivalent data in the Radford Executive Survey compiled by Radford Surveys, which is referred to in this proxy statement as the Radford Survey, and competitive market compensation levels when determining base salary, target bonuses and target total cash compensation. The Radford Survey annually summarizes compensation and stock plan data for approximately 670 technology companies. The equity compensation of Cadence’s executive officers is compared to equivalent data in the iQuantic Equity Practices Survey, which is referred to in this proxy statement as the iQuantic Survey, when determining equity award grants. The iQuantic Survey collects detailed information on equity practices from 185 high technology companies and includes information on all employee levels.
      The companies against which Cadence compares its executive compensation were chosen based upon their similarity to Cadence in terms of product or industry, geography and revenue levels. A significant percentage of the companies represented in the Radford Survey and iQuantic Survey, for instance, had average sales that closely approximate Cadence’s revenue level. A portion of the companies in the Standard & Poor’s Information Technology Sector Index, which is referred to as the S&P TS Index and which is used by Cadence in preparing the stock price performance graph included in this proxy statement, was included in the Radford Survey and iQuantic Survey. Other S&P TS Index companies, however, were considered too large or of a different business profile, and would have incorrectly increased the market compensation comparisons used to evaluate executive officer salaries. The additional companies represented in the Radford Survey and iQuantic Survey were believed to be relevant by independent compensation consultants retained by Cadence because they compete for executive talent with Cadence, notwithstanding the fact that they are not included in the S&P TS Index.
COMPONENTS OF 2004 EXECUTIVE COMPENSATION
      Base Compensation. The Radford Survey information, together with the CEO’s recommendation of base salary and target bonus for 2004 for each executive officer other than the CEO, was presented to the Compensation Committee in March 2004. The Committee reviewed the recommendation of the CEO and the Radford Survey data outlined above and established a base salary effective January 1, 2004 for each executive officer. Salary adjustments are based on a review of competitive salary data as provided by the Radford Survey, as well as on the performance of each individual executive. The Compensation Committee focuses on the range between the 50th and 75th percentile salary levels of the comparison group, including those relevant companies in the Radford Survey, in its review of competitive salary data. The differences between the responsibilities of each Cadence executive officer and the most similar survey position are also taken into account in determining the appropriate competitive comparison salary level. The actual base salaries of the executive officers are typically within the 50th to 75th percentile of the competitive salary data, including those relevant companies in the Radford Survey, but may fall above or below this range based on specific circumstances such as performance and experience in the position. Specific discussion of CEO compensation is included below.
      Incentive Compensation. The Compensation Committee reviewed the Senior Executive Bonus Plan and the Cadence performance objectives to be used for purposes of bonus determination during each of the two six-month bonus measurement periods in 2004. The Compensation Committee assigned a target bonus to each executive officer, which target bonus was either a precise dollar figure or a percentage of the executive officer’s base salary. The Compensation Committee also approved the performance objectives to be used for bonus determination and the overall structure and mechanics of the Senior Executive Bonus Plan. The relevant performance objectives under the Senior Executive Bonus Plan include, either individually or in combination, cash flow, earnings per share, revenue, net income, return on equity, capital, assets or operating revenue, operating profit or margin, or any other objective measurable criteria tied to Cadence’s performance. For 2004, the annual incentive plan established under the Senior Executive Bonus Plan required that Cadence achieve 90% of the targeted level of bookings, revenue and operating margin before any payment under each such measure pursuant to the plan could be made. In certain cases, to reward outstanding individual performance, the Compensation Committee exercised its discretion to grant executive officer bonuses that were higher than what would have been paid to such executives under the Senior Executive Bonus Plan based solely on Cadence’s performance against plan targets.
      Venture Investments. Cadence maintains the 1996 Deferred Compensation Venture Investment Plan, which is referred to in this proxy statement as the 1996 Venture Plan, and the 2002 Deferred Compensation Venture Investment Plan, which is referred to in this proxy statement as the 2002 Venture Plan, for its executive officers and directors. These plans permit participants to defer payment of part of their salary and/or all or part of any bonus or director fees. Through the 2002 Deferred Compensation Venture Investment Trust, or Venture Trust, the 2002 Venture Plan uses all deferred amounts to purchase limited partnership interests in Telos Venture Partners II, L.P. and Telos Venture Partners III, L.P., which are referred to in this proxy statement as Telos II and Telos III, respectively. Prior to January 2002, amounts were deferred under the 1996 Venture Plan and were used to purchase limited partnership interests in Telos Venture Partners, L.P., which is referred to in this proxy statement as Telos I. Telos I was closed to new investment in December 2001. Investment in Telos II and Telos III are currently the only investment options available to participants in the 2002 Venture Plan. Telos I, Telos II and Telos III make venture capital investments in start-up and growth-oriented businesses, with some emphasis on businesses in the semiconductor and software industries.
      Cadence and certain of its deferred compensation trusts are the sole limited partners of Telos I, Cadence is the sole limited partner of Telos II and certain Cadence deferred compensation trusts and Castlewilder, a Cadence subsidiary, are the sole limited partners of Telos III. Telos I, Telos II and Telos III are each managed by their general partner, Telos Management, LLC, which is not affiliated with Cadence, but may be removed by Cadence without cause at any time. The partnership agreements governing Telos I, Telos II and Telos III, which are substantially the same, require Cadence to meet capital calls principally for the purpose of funding investments that are recommended by the general partner and approved by the Telos advisory committee as consistent with the partnership’s limitations and stated purposes. For all three partnerships, the advisory committee is comprised solely of the Venture Committee of the Board, whose members are Mr. Bingham, Cadence’s Executive Chairman of the Board, and Messrs. Lucas and Tan. Distributions from Telos I, Telos II and Telos III may be in cash or stock and can be reinvested in the 1994 Deferred Compensation Plan, which is described above under “Cadence’s Board of Directors — Compensation of Directors”.
      During fiscal 2004, no executive officers received cash and stock distributions from the Venture Trust. Cadence’s executive officers did not defer any compensation earned in 2004 to invest in the Venture Trust.
      Equity Awards. Stock options and shares of restricted stock typically have been granted to an executive when the executive joins Cadence, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Compensation Committee also grants stock options and restricted stock to executives to provide ongoing incentives. The number of shares of restricted stock and the number of shares subject to each stock option granted is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive’s peer group. The iQuantic Survey data was also used for general comparison purposes in determining equity awards granted to executives. In fiscal 2004, the Compensation Committee, in its discretion, did not grant any stock options to the Named Executive Officers, except for Mr. Fister as discussed under “2004 CEO Compensation” below. In fiscal 2004, the Compensation Committee, in its discretion, granted restricted stock to all of the Named Executive Officers. The restricted stock generally vests and is no longer subject to forfeiture over a three year period.

2004 CEO COMPENSATION
      Compensation for the CEO is determined through a process similar to that discussed above for the other executive officers.
      Mr. Bingham became Executive Chairman of the Board in May 2004. The following information is based on Mr. Bingham’s position as CEO through that period.
      Mr. Bingham’s base salary, target bonus, performance objectives and schedule of adjustments to the target bonus were established by the Compensation Committee during each of the two six-month bonus measurement periods in 2004. Mr. Bingham’s base salary and target bonus were based on the Compensation Committee’s discretionary evaluation of a number of factors, including the Radford Survey. For 2004, the Compensation Committee established Mr. Bingham’s base salary for his service as CEO at $850,032, the same level as in the prior year. In connection with Mr. Bingham’s appointment as Executive Chairman of the Board, Mr. Bingham’s annual salary was decreased to $800,000, effective October 1, 2004. Mr. Bingham’s employment agreement provided for an annual target cash bonus equal to his base salary each fiscal year. Mr. Bingham was paid a bonus of $795,800 for 2004, which was based on Cadence’s achievement of performance objectives under the Senior Executive Bonus Plan, and was adjusted upwards by the Compensation Committee in recognition of Mr. Bingham’s individual performance.
      Mr. Bingham also participated in the 1994 Deferred Compensation Plan as described above under “Cadence’s Board of Directors — Compensation of Directors”.
      In May 2004, the Board named Michael J. Fister as President and CEO, succeeding Mr. Bingham. Mr. Fister’s overall compensation package was structured to induce Mr. Fister to leave his employment with Intel Corporation and to enter into his employment agreement with Cadence. The material terms of Mr. Fister’s employment agreement are described below under “Employment Contracts, Termination of Employment and Change-of-Control Agreements.” The Compensation Committee established a base salary and target bonus for Mr. Fister, which were based on the Compensation Committee’s discretionary evaluation of a number of factors, including the Radford Survey. Pursuant to his employment agreement, the Compensation Committee established Mr. Fister’s base salary at $800,000 for 2004. Mr. Fister’s employment agreement also provided for a guaranteed bonus for 2004 equal to Mr. Fister’s base salary, prorated for the portion of the year Mr. Fister was employed by Cadence. The Compensation Committee exercised its discretion to grant Mr. Fister a bonus in excess of the guaranteed amount under his employment agreement. As a result, Mr. Fister was paid a bonus of $1,087,912 for 2004. Mr. Fister also received a sign-on bonus of $1,000,000.
      In connection with his employment agreement, and to induce Mr. Fister to enter into his employment agreement, Mr. Fister was granted 600,000 shares of restricted Cadence common stock and a stock option for 3,000,000 shares of Cadence common stock on May 12, 2004. The number of shares of restricted stock and stock options granted to Mr. Fister was not related to Cadence’s performance, although the value of the stock options is dependent upon Cadence’s performance as measured by the price of Cadence common stock.
      Mr. Fister also participated in the 1994 Deferred Compensation Plan as described above under “Cadence’s Board of Directors — Compensation of Directors”.
COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986
      Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1,000,000 in any given year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on stockholder approval of the compensation arrangement. Cadence attempts to structure compensation arrangements to achieve deductibility under Section 162(m), unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

COMPENSATION COMMITTEE

Donald L. Lucas, Chairman
George M. Scalise
      The foregoing Report of the Compensation Committee of the Board of Directors on Executive Compensation will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that Cadence specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      No member of the Compensation Committee is, or was during or prior to fiscal 2004, an officer or employee of Cadence or any of its subsidiaries. None of Cadence’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director or member of the compensation committee of Cadence.

COMPENSATION OF EXECUTIVE OFFICERS
      The following table shows, for fiscal years 2004, 2003 and 2002, compensation awarded or paid to, or earned by, Cadence’s six most highly compensated executive officers at January 1, 2005, including those who served as Cadence’s Chief Executive Officer during fiscal 2004, which are referred to in this proxy statement as the Named Executive Officers:
SUMMARY COMPENSATION TABLE

				Long Term Compensation

		Annual				Number of
		Compensation(1)		Restricted		Securities
				Stock Award(s)		Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	(2)($)		Options (#)	Compensation(3)($)

H. Raymond Bingham	2004	837,525	795,800	3,622,500	(4)	0	11,610
Executive Chairman of the	2003	850,032	0	—		750,000	11,460
Board	2002	850,032	847,515	—		500,000	11,880

Kevin Bushby	2004	497,240	553,800	2,898,000	(4)	0	262,640
Executive Vice President,	2003	509,708	0	—		200,000	215,940
Worldwide Field Operations	2002	460,621	445,401	—		400,000	122,957

Michael J. Fister(5)	2004	509,250	2,087,912	7,962,000	(6)	3,000,000	61,644
President and Chief	2003	—	—	—		—	—
Executive Officer	2002	—	—	—		—	—

Lavi A. Lev	2004	450,018	450,000	3,622,500	(4)	0	8,040
Former Executive Vice	2003	400,015	0	—		400,000	256,840
President and General	2002	350,013	236,977	—		350,000	251,344
Manager

R.L. Smith McKeithen	2004	402,016	243,000	1,449,000	(4)	0	11,257
Senior Vice President,	2003	351,013	0	—		100,000	8,587
General Counsel and	2002	350,013	377,532	—		50,000	9,864
Secretary

William Porter	2004	400,015	255,600	2,085,000	(7)	0	8,457
Senior Vice President and	2003	400,015	0	—		150,000	6,840
Chief Financial Officer	2002	400,015	190,831	—		150,000	3,036

(1)	Includes amounts deferred pursuant to Section 401(k) of the Code, Cadence’s 1996 Deferred Compensation Venture Investment Plan, Cadence’s 2002 Deferred Compensation Venture Investment Plan, Cadence’s 1994 Deferred Compensation Plan and the Cadence UK Employee Benefit Trust 2002.

(2)	Based on the closing price of Cadence common stock on the date of grant. On January 1, 2005, the number of unvested shares held pursuant to restricted stock awards, and their aggregate value on that date, based on the closing price of Cadence common stock at the end of the fiscal year, was as follows: Mr. Bingham: 250,000 shares valued at $3,452,500; Mr. Bushby: 200,000 shares valued at $2,762,000; Mr. Fister: 600,000 shares valued at $8,286,000; Mr. Lev: 250,000 shares valued at $3,452,500; Mr. McKeithen: 100,000 shares valued at $1,381,000; and Mr. Porter: 150,000 shares valued at $2,071,500. Dividends, if any, are payable to the holders of restricted stock issued under Cadence’s plans.

(3)	Represents Cadence’s contributions to a 401(k) savings plan for each executive, except Mr. Bushby in 2002, 2003 and 2004, Mr. Fister in 2004 and Mr. Lev in 2002, and term life insurance premiums paid by Cadence for each executive.

•	Includes for Mr. Bingham:

•	In 2004, 401(k) contribution of $6,150 and term life insurance premium of $5,460.
•	In 2003, 401(k) contribution of $6,000 and term life insurance premium of $5,460.
•	In 2002, 401(k) contribution of $6,000 and term life insurance premium of $5,880.

•	Includes for Mr. Bushby:

•	In 2004, cost of living adjustments of $145,179, car allowance of $11,345, payments in lieu of a United Kingdom pension plan of $105,092, and term life insurance premium of $1,024.
•	In 2003, relocation allowance of $23,855, cost of living adjustments of $112,208, car allowance of $24,636, payments in lieu of a United Kingdom pension plan of $50,971, and term life insurance premium of $4,270.
•	In 2002, car allowance of $22,650, payments in lieu of a United Kingdom pension plan of $93,245, and term life insurance premium of $7,062.
        The payments made to Mr. Bushby in lieu of a United Kingdom pension plan provide funding for a private retirement plan for Mr. Bushby. The payments are made directly to Mr. Bushby and are generally equivalent to the amount that Cadence would contribute to a pension account for Mr. Bushby if he participated in Cadence’s United Kingdom pension plan.

•	Includes for Mr. Fister:

•	In 2004, relocation benefit payments of $59,778 and term life insurance premium of $1,866.

•	Includes for Mr. Lev:

•	In 2004, 401(k) contribution of $6,150 and term life insurance premium of $1,890.
•	In 2003, $250,000 for partial forgiveness of a real estate loan, 401(k) contribution of $6,000, and term life insurance premium of $840.
•	In 2002, $250,000 for partial forgiveness of a real estate loan and term life insurance premium of $1,344.

•	Includes for Mr. McKeithen:

•	In 2004, 401(k) contribution of $6,150 and term life insurance premium of $5,107.
•	In 2003, 401(k) contribution of $6,000 and term life insurance premium of $2,587.
•	In 2002, 401(k) contribution of $6,000 and term life insurance premium of $3,864.

•	Includes for Mr. Porter:

•	In 2004, 401(k) contribution of $6,150 and term life insurance premium of $2,307.
•	In 2003, 401(k) contribution of $6,000 and term life insurance premium of $840.
•	In 2002, 401(k) contribution of $1,500 and term life insurance premium of $1,536.

(4)	Messrs. Bingham, Bushby, Lev and McKeithen were granted 250,000, 200,000, 250,000 and 100,000 shares of restricted stock, respectively, which shares vested 7/36ths on February 1, 2005, then vest 1/6th each August 1st and February 1st thereafter, with 5/36ths vesting on August 1, 2007.

(5)	Mr. Fister commenced employment with Cadence in May 2004.

(6)	Mr. Fister was granted 600,000 shares of restricted stock which vest 1/3rd on each of May 12, 2005, May 12, 2006 and May 12, 2007.

(7)	Mr. Porter was granted 150,000 shares of restricted stock which vest 7/36ths on August 1, 2005, then vest 1/6th each February 1st and August 1st thereafter, with 5/36ths vesting on February 1, 2008.

STOCK OPTION GRANTS AND EXERCISES
      During the fiscal year ended January 1, 2005, Cadence granted options to certain of its executive officers under Cadence’s stock option plans. The following tables show, for fiscal 2004, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers.
OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at
	Number of	% of Total			Assumed Annual Rates of
	Securities	Options	Exercise		Stock Price Appreciation for
	Underlying	Granted to	or Base		Option Term(1)
	Options	Employees in	Price	Expiration
Name	Granted (#)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

H. Raymond Bingham	0	—	—	—	—	—
Kevin Bushby	0	—	—	—	—	—
Michael J. Fister	3,000,000 (2)	29.86	$13.06	5/12/2014	24,640,091	62,442,830
Lavi A. Lev	0	—	—	—	—	—
R.L. Smith McKeithen	0	—	—	—	—	—
William Porter	0	—	—	—	—	—

(1)	Calculated on the assumption that the market value of the underlying stock increases at the stated values compounded annually for the term of the option.

(2)	This option grant vests at the rate of 1/4th of the shares subject to the option on May 11, 2005 and 1/48th of the shares each month thereafter.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money Options at
			Options at 1/01/05	1/01/05
	Shares Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable (#)	Unexercisable ($)(1)

H. Raymond Bingham	0	0	3,408,333/541,667	2,121,219/1,639,219
Kevin Bushby	25,000	112,555	815,040/248,960	287,386/500,098
Michael J. Fister	0	0	0/3,000,000	0/2,130,000
Lavi A. Lev	30,000	171,850	627,916/352,084	585,368/923,382
R.L. Smith McKeithen	0	0	606,874/90,626	248,644/213,550
William Porter	0	0	855,000/125,000	795,947/286,328

(1)	The fair market value of Cadence common stock at January 1, 2005 ($13.77) less the exercise price for the options.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-OF-CONTROL AGREEMENTS
      Cadence has entered into employment agreements with each of Messrs. Bingham, Fister, Bushby, McKeithen and Porter, and has entered into an Executive Transition and Release Agreement with Mr. Lev.
EMPLOYMENT AGREEMENT WITH H. RAYMOND BINGHAM
      Effective as of October 1, 2004, Cadence entered in an employment agreement with Mr. Bingham superseding the employment agreement entered into with Mr. Bingham in April 1999. The agreement provides for Mr. Bingham’s employment as Executive Chairman of the Board at an initial base salary of $800,000 per year, which will be reviewed by the Board or the Compensation Committee from time to time. Mr. Bingham continues to participate in Cadence’s Senior Executive Bonus Plan at an annual target bonus equal to his base salary each year. The agreement also provides for Cadence’s indemnification of Mr. Bingham pursuant to a previously executed standard executive indemnification agreement and for Mr. Bingham to receive the same or greater benefits as the Board or Compensation Committee provides, or may determine to provide in the future, to Cadence’s President and Chief Executive Officer.
      Under the agreement, if Mr. Bingham’s employment as Executive Chairman is terminated other than (i) for “cause” (as defined in the agreement), (ii) on account of Mr. Bingham’s permanent disability or death, or (iii) voluntarily by Mr. Bingham for any reason other than in connection with a “constructive termination” (as defined in the agreement), Mr. Bingham is entitled to the benefits provided for in an Executive Transition and Release Agreement in exchange for his execution and delivery of that agreement. The transition agreement provides for the employment of Mr. Bingham as a non-executive employee for up to one year after his termination at a monthly salary of $2,125. In addition, the unvested options and outstanding stock awards held by Mr. Bingham that would have vested over the succeeding 30-month period immediately vest and become exercisable in full and no additional vesting of those options or stock awards will occur thereafter. Mr. Bingham will also receive a lump sum payment equal to 180% of his annual base salary at the highest rate in effect during his employment as Executive Chairman, and an amount equal to 180% of his annual target bonus at the highest target rate in effect during his employment as Executive Chairman, payable in twelve monthly pro rata installments. In addition, the transition agreement requires Mr. Bingham to comply with non-solicitation and non-competition provisions in favor of Cadence and to release Cadence from all claims related to his employment.
      If, within three months before or 13 months after a “change in control” (as defined in the agreement), Mr. Bingham’s employment as Executive Chairman is terminated without “cause” (as defined in the agreement) or Mr. Bingham terminates his employment in connection with a “constructive termination” (as defined in the agreement), then, in exchange for Mr. Bingham’s execution and delivery of the transition agreement described above, all of Mr. Bingham’s unvested options and outstanding stock awards will immediately vest in full and become exercisable. In addition, Mr. Bingham will receive a lump sum payment equal to 250% of his annual base salary at the highest rate in effect during his employment as Executive Chairman, and an amount equal to 250% of his annual target bonus at the highest target rate in effect during his employment as Executive Chairman, payable in twelve monthly pro rata installments. All other provisions of the transition agreement as described in the paragraph above remain unchanged.
EMPLOYMENT AGREEMENT WITH MICHAEL J. FISTER
      Effective as of May 12, 2004, Cadence entered in an employment agreement with Mr. Fister. The agreement provides for Mr. Fister’s employment as President and Chief Executive Officer of Cadence at an initial base salary of $800,000 per year, which will be reviewed by the Board or the Compensation Committee from time to time. Mr. Fister will also participate in Cadence’s Senior Executive Bonus Plan at an annual target bonus equal to his base salary each year, with a guaranteed bonus for 2004 equal to the amount of his base salary prorated for the portion of 2004 that Mr. Fister was employed by Cadence. In addition, the agreement provides for a sign-on bonus of $1,000,000, relocation benefits and for Mr. Fister to be eligible to participate in Cadence’s U.S. insurance, retirement, deferred compensation and other benefit plans and programs. Mr. Fister also received a grant of 600,000 shares of restricted Cadence common stock and an option to purchase 3,000,000 shares of Cadence common stock. Mr. Fister is also eligible to receive additional restricted stock grants or stock options as the Compensation Committee may determine from time to time. The agreement also provides for Cadence’s indemnification of Mr. Fister pursuant to Cadence’s standard form executive indemnification agreement.
      Under the agreement, if Mr. Fister’s employment as President and Chief Executive Officer is terminated other than (i) for “cause” (as defined in the agreement), (ii) on account of Mr. Fister’s permanent disability or death, or (iii) voluntarily by Mr. Fister for any reason other than in connection with a “constructive termination” (as defined in the agreement), Mr. Fister is entitled to the benefits provided for in an Executive Transition and Release Agreement in exchange for his execution and delivery of that agreement. The transition agreement provides for the employment of Mr. Fister as a non-executive employee for up to one year after his termination at a monthly salary of $2,000. In addition, the unvested options and outstanding stock awards held by Mr. Fister that would have vested over the succeeding 24-month period immediately vest and become exercisable in full and no additional vesting of those options or stock awards will occur thereafter. Mr. Fister will also receive a lump sum payment equal to 180% of his annual base salary at the highest rate in effect during his employment as CEO, and an amount equal to 180% of his annual target bonus at the highest target rate in effect during his employment as CEO, payable in twelve monthly pro rata installments. In addition, the transition agreement requires Mr. Fister to comply with non-solicitation and non-competition provisions in favor of Cadence and to release Cadence from all claims related to his employment.
      If, within three months before or 13 months after a “change in control” (as defined in the agreement) Mr. Fister’s employment as CEO is terminated without “cause” (as defined in the agreement) or Mr. Fister terminates his employment in connection with a “constructive termination” (as defined in the agreement), then, in exchange for Mr. Fister’s execution and delivery of the transition agreement described above, all of Mr. Fister’s unvested options and outstanding stock awards will immediately vest in full and become exercisable. In addition, Mr. Fister will receive a lump sum payment equal to 200% of his annual base salary at the highest rate in effect during his employment as CEO, and an amount equal to 200% of his annual target bonus at the highest target rate in effect during his employment as CEO, payable in twelve monthly pro rata installments. All other provisions of the transition agreement as described in the paragraph above remain unchanged.
EMPLOYMENT AGREEMENT WITH KEVIN BUSHBY
      Effective as of May 26, 2004, Cadence entered into an employment agreement with Mr. Bushby. The agreement provides for Mr. Bushby’s employment as Executive Vice President, Worldwide Field Operations at a base salary of $450,000 per year, and for Mr. Bushby to participate in Cadence’s Senior Executive Bonus Plan at an annual target bonus of $650,000, which amounts will be reviewed by the Board or the Compensation Committee from time to time. Mr. Bushby is also eligible to participate in Cadence’s U.S. health insurance, life insurance and disability insurance plans and Cadence’s retirement and deferred compensation plans. In addition, Cadence will provide Mr. Bushby with payments in lieu of funding the Cadence UK Employee Benefit Trust, cost of living adjustment payments of $6,600 per month, net of taxes, expenses for the relocation of Mr. Bushby and his family back to the United Kingdom under certain circumstances, continuation of the residential lease described below under “Certain Transactions” under certain circumstances, and tax equalization payments and tax preparation expenses for 2003, 2004 and 2005. The agreement also provides for Cadence’s indemnification of Mr. Bushby pursuant to a previously executed standard executive indemnification agreement.
      Under the agreement, if Mr. Bushby’s employment is terminated other than (i) for “cause” (as defined in the agreement), (ii) on account of Mr. Bushby’s permanent disability or death, or (iii) voluntarily by Mr. Bushby for any reason other than in connection with a “constructive termination” (as defined in the agreement), Mr. Bushby is entitled to the benefits provided for in an Executive Transition and Release Agreement in exchange for his execution and delivery of that agreement. The transition agreement provides for the employment of Mr. Bushby as a non-executive employee for up to one year after his termination at a monthly salary of $2,000. In addition, the unvested options and outstanding stock awards granted to

Mr. Bushby prior to his termination will continue to vest until the termination of the transition agreement. Mr. Bushby will also receive a lump-sum payment of one year’s annual base salary at the highest rate in effect during his employment as Executive Vice President, Worldwide Field Operations; provided, however, that the payment will be increased by 10% if made in fiscal 2005. Upon termination of the transition agreement, Mr. Bushby will receive a lump-sum payment of one year’s annual target bonus at the highest target rate in effect during his employment as Executive Vice President, Worldwide Field Operations; provided, however, that the payment will be increased by 10% if made in fiscal 2005. In addition, the transition agreement requires Mr. Bushby to comply with non-solicitation and non-competition provisions in favor of Cadence and to release Cadence from all claims related to his employment.
      If, within 90 days before or 13 months after a “change in control” (as defined in the agreement), Mr. Bushby’s employment is terminated without “cause” (as defined in the agreement) or Mr. Bushby terminates his employment in connection with a “constructive termination” (as defined in the agreement), then, in exchange for Mr. Bushby’s execution and delivery of the transition agreement, all of Mr. Bushby’s outstanding stock options and restricted stock awards will immediately vest in full. All other provisions of the transition agreement as described in the paragraph above remain unchanged.
EMPLOYMENT AGREEMENT WITH R.L. SMITH MCKEITHEN
      Effective as of May 18, 2004, Cadence entered into an employment agreement with Mr. McKeithen. The agreement provides for Mr. McKeithen’s employment as Senior Vice President and General Counsel at a base salary of $400,000 per year, and for Mr. McKeithen to participate in Cadence’s Senior Executive Bonus Plan at an annual target bonus of $300,000, which amounts were unchanged from Mr. McKeithen’s previous base salary and annual target bonus. These amounts will be reviewed by the Board or the Compensation Committee from time to time. Mr. McKeithen is also eligible to participate in Cadence’s U.S. health insurance, life insurance and disability insurance plans and Cadence’s retirement and deferred compensation plans. The agreement also provides for Cadence’s indemnification of Mr. McKeithen pursuant to a previously executed standard executive indemnification agreement.
      Under the agreement, if Mr. McKeithen’s employment is terminated other than (i) for “cause” (as defined in the agreement), (ii) on account of Mr. McKeithen’s permanent disability or death, or (iii) voluntarily by Mr. McKeithen for any reason other than in connection with a “constructive termination” (as defined in the agreement), Mr. McKeithen is entitled to the benefits provided for in an Executive Transition and Release Agreement in exchange for his execution and delivery of that agreement. The transition agreement provides for the employment of Mr. McKeithen as a non-executive employee for up to one year after his termination at a monthly salary of $2,000. In addition, the unvested options and outstanding stock awards granted to Mr. McKeithen prior to his termination will continue to vest until the termination of the transition agreement. Mr. McKeithen will also receive a lump-sum payment of one year’s annual base salary at the highest rate in effect during his employment as Senior Vice President and General Counsel, and, upon the termination of the transition agreement, a lump-sum payment of one year’s annual target bonus at the highest target rate in effect during his employment as Senior Vice President and General Counsel. In addition, the transition agreement requires Mr. McKeithen to comply with non-solicitation and non-competition provisions in favor of Cadence and to release Cadence from all claims related to his employment.
      If, within 90 days before or 13 months after a “change in control” (as defined in the agreement), Mr. McKeithen’s employment is terminated without “cause” (as defined in the agreement) or Mr. McKeithen terminates his employment in connection with a “constructive termination” (as defined in the agreement), then, in exchange for Mr. McKeithen’s execution and delivery of the transition agreement, all of Mr. McKeithen’s outstanding stock options and restricted stock awards will immediately vest in full. All other provisions of the transition agreement as described in the paragraph above remain unchanged.
EMPLOYMENT AGREEMENT WITH WILLIAM PORTER
      Effective as of January 1, 2005, Cadence entered into an employment agreement with Mr. Porter. The agreement provides for Mr. Porter’s employment as Chief Financial Officer at a base salary of $400,000 per year, and for Mr. Porter to participate in Cadence’s Senior Executive Bonus Plan at an annual target bonus of $300,000, which amounts remained unchanged from Mr. Porter’s previous base salary and annual target bonus. These amounts will be reviewed by the Board or the Compensation Committee from time to time. Mr. Porter is also eligible to participate in Cadence’s U.S. health insurance, life insurance and disability insurance plans and Cadence’s retirement and deferred compensation plans. The agreement also provides for Cadence’s indemnification of Mr. Porter pursuant to a previously executed standard executive indemnification agreement.
      Under the agreement, if Mr. Porter’s employment is terminated other than (i) for “cause” (as defined in the agreement), (ii) on account of Mr. Porter’s permanent disability or death, or (iii) voluntarily by Mr. Porter for any reason other than in connection with a “constructive termination” (as defined in the agreement), Mr. Porter is entitled to the benefits provided for in an Executive Transition and Release Agreement in exchange for his execution and delivery of that agreement. The transition agreement provides for the employment of Mr. Porter as a non-executive employee for up to one year after his termination at a monthly salary of $2,000. In addition, the unvested options and outstanding stock awards granted to Mr. Porter prior to his termination will continue to vest until the termination of the transition agreement. Mr. Porter will also receive a lump-sum payment of one year’s annual base salary at the highest rate in effect during his employment as Chief Financial Officer, and, upon termination of the transition agreement, a lump-sum payment of one year’s annual target bonus at the highest target rate in effect during his employment as Chief Financial Officer. In addition, the transition agreement requires Mr. Porter to comply with non-solicitation and non-competition provisions in favor of Cadence and to release Cadence from all claims related to his employment.
      If, within 90 days before or 13 months after a “change in control” (as defined in the agreement), Mr. Porter’s employment is terminated without “cause” (as defined in the agreement) or Mr. Porter terminates his employment in connection with a “constructive termination” (as defined in the agreement), then, in exchange for Mr. Porter’s execution and delivery of the transition agreement, all of Mr. Porter’s outstanding stock options and restricted stock awards will immediately vest in full. All other provisions of the transition agreement as described in the paragraph above remain unchanged.
EXECUTIVE TRANSITION AND RELEASE AGREEMENT WITH LAVI A. LEV
      In connection with Mr. Lev’s resignation as Executive Vice President, General Manager of Cadence, on January 3, 2005, Cadence entered into an Executive Transition and Release Agreement, which is referred to below as the Transition Agreement, with Mr. Lev pursuant to his employment agreement with Cadence. The Transition Agreement provides that Mr. Lev’s employment as Executive Vice President and General Manager of Cadence terminated as of January 1, 2005 and for the employment of Mr. Lev as an Executive Consultant of Cadence at a monthly salary of $2,000 until the Termination Date, which is the earliest to occur of (i) the date on which Mr. Lev resigns from all employment with Cadence; (ii) the date on which Cadence terminates Mr. Lev’s employment due to Mr. Lev’s breach of his duties or obligations under the Transition Agreement; and (iii) February 2, 2006. Under the Transition Agreement, Mr. Lev’s unvested options and outstanding stock awards will continue to vest until the Termination Date and, if Mr. Lev elects to continue coverage under Cadence’s medical, dental and vision insurance plans pursuant to COBRA, Cadence will pay Mr. Lev’s COBRA premiums until the Termination Date. Mr. Lev also received a lump-sum payment of $450,000, less applicable tax deductions and withholdings. In addition, provided that Mr. Lev does not resign from employment with Cadence and Cadence does not terminate Mr. Lev’s employment due to Mr. Lev’s breach of his duties or obligations under the Transition Agreement, Mr. Lev will receive a lump-sum payment of $450,000, less applicable tax deductions and withholdings, on the Termination Date. The Transition Agreement also requires Mr. Lev to comply with non-solicitation and non-competition provisions in favor of Cadence and to release Cadence from all claims related to his employment.

EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information about Cadence’s equity compensation plans, including its option plans and employee stock purchase plans, as of January 1, 2005.

				Number of Securities
				Remaining Available for
	Number of Securities		Weighted-Average	Future Issuance Under
	to be Issued Upon		Exercise Price of	Equity Compensation
	Exercise of		Outstanding	Plans (Excluding
	Outstanding Options,		Options,	Securities Reflected
Plan Category	Warrants and Rights		Warrants and Rights	in Column (a))

	(a)		(b)	(c)
Equity compensation plans approved by security holders	9,182,468	(1)	$16.83	15,197,605 (2)
Equity compensation plans not approved by security holders	53,907,884	(3)(4)	$15.34	15,180,550 (5)

Total	63,090,352		$15.56	30,378,155

(1)	This excludes purchase rights accruing under Cadence’s Amended and Restated Employee Stock Purchase Plan, which is referred to as the Employee Plan, for which remaining available rights are included in column (c). Under the Employee Plan, each eligible employee may purchase shares of Cadence common stock at six-month intervals during 24-month offering periods at a purchase price per share equal to 85% of the lower of the fair market value of Cadence common stock on (i) the first day of the offering period, or (ii) the last day of the applicable purchase period.

(2)	This includes 7,354,960 shares available for issuance at the end of fiscal 2004 under the Employee Plan.

(3)	This excludes an aggregate of 5,808,895 shares subject to options assumed in connection with acquisitions at a weighted average exercise price of $6.97. No additional options may be granted under the assumed plans.

(4)	This excludes purchase rights accruing under Cadence’s Non-Qualified Employee Stock Purchase Plan, which is referred to as the 2001 Non-Qualified ESPP, used for Cadence’s non-U.S. employees and described below, for which shares remaining available for issuance are included in column (c).

(5)	This includes 527,671 shares available for issuance at the end of fiscal 2004 under the 2001 Non-Qualified ESPP.
      Cadence’s 1993 Nonstatutory Stock Incentive Plan, which is referred to below as the 1993 Plan, provides for the issuance of nonstatutory stock options and restricted stock to Cadence employees and consultants who are not executive officers, directors or beneficial owners of 10% or more of Cadence common stock. There are 1,363,642 shares subject to unvested restricted stock grants and 144,936 shares remain available for grant of the 24,750,000 shares reserved for issuance under the 1993 Plan. The exercise price of options granted under the 1993 Plan may not be less than the fair market value of the stock on the grant date. Options to purchase 3,252,419 shares were outstanding under the 1993 Plan as of the end of fiscal 2004 with a weighted average exercise price of $14.57. Options granted under the 1993 Plan generally become exercisable over a four-year period, with one-fourth of the shares vesting one year from the vesting commencement date, and the remaining shares vesting in 36 equal monthly installments thereafter. Options granted under the 1993 Plan generally expire ten years from the grant date. Awards of restricted stock granted under the 1993 Plan vest at the times and in installments determined by the Board. The vesting of restricted stock may be subject to continued employment, the passage of time and/or performance criteria deemed appropriate by the Board.
      Cadence’s 1997 Nonstatutory Stock Incentive Plan, which is referred to below as the 1997 Plan, provides for the issuance of nonstatutory stock options and restricted stock to Cadence employees and consultants who are not executive officers, directors or beneficial owners of 10% or more of Cadence common stock. There are 1,902,438 shares subject to unvested restricted stock grants and 3,651,609 shares remain available for grant of the 30,000,000 shares reserved for issuance under the 1997 Plan. The exercise price of options granted under the 1997 Plan may not be less than the fair market value of the stock on the grant date. Options to purchase 15,338,985 shares were outstanding under the 1997 Plan as of the end of fiscal 2004 with a weighted average exercise price of $14.31. Options granted under the 1997 Plan generally become exercisable over periods of up to five years, generally with one-fifth of the shares vesting one year from the vesting commencement date with respect to initial grants, and the remaining shares vesting in 48 equal monthly installments thereafter. Options under the 1997 Plan generally expire ten years from the grant date. Awards of restricted stock granted under the 1997 Plan vest at the times and in installments determined by the Board. The vesting of restricted stock may be subject to continued employment, the passage of time and/or performance criteria deemed appropriate by the Board.
      Cadence’s 2000 Nonstatutory Equity Incentive Plan, which is referred to below as the 2000 Plan, provides for the issuance of nonstatutory stock options, restricted stock, stock bonuses and rights to acquire restricted stock to its employees and consultants who are not executive officers, directors or beneficial owners of 10% or more of Cadence common stock. There are 397,697 shares subject to unvested restricted stock grants and 10,856,334 shares remain available for grant of the 50,000,000 shares reserved for issuance under the 2000 Plan. The exercise price of options granted under the 2000 Plan may not be less than the fair market value of the stock on the grant date. Options to purchase 35,316,480 shares were outstanding under the 2000 Plan as of the end of fiscal 2004 with a weighted average exercise price of $15.86. Options granted under the 2000 Plan generally become exercisable over a period of up to four years, generally with one-fourth of the shares vesting one year from the vesting commencement date with respect to initial grants, and the remaining shares vesting in 36 equal monthly installments thereafter. Options under the 2000 Plan generally expire ten years from the grant date. Awards of restricted stock granted under the 2000 Plan vest at the times and in installments determined by the Board. The vesting of restricted stock may be subject to continued employment, the passage of time and/or performance criteria deemed appropriate by the Board.
      Under Cadence’s 2001 Non-Qualified ESPP, eligible employees, who are generally Cadence’s non-U.S. employees, may purchase shares of Cadence common stock during offering periods (not to exceed 27 months) and on purchase dates as determined by the Board. The purchase price of the shares is equal to 85% of the lower of the fair market value of Cadence common stock on (i) the first day of the offering period, or (ii) the last day of the applicable purchase period. As of the end of fiscal 2004, 527,671 shares remained available for issuance of the 750,000 shares authorized under the 2001 Non-Qualified ESPP. The final purchase date under the 2001 Non-Qualified ESSP was January 31, 2005.

PERFORMANCE MEASUREMENT COMPARISON
      The following graph shows the total stockholder return of an investment of $100 in cash on January 1, 2000 for:

•	Cadence’s common stock,
•	the Standard & Poor’s 500 Composite Index (which is referred to in the graph as S&P 500),
•	the NASDAQ Stock Market (U.S.), and
•	the Standard & Poor’s Information Technology Sector Index (which is referred to in the graph as S&P Information Technology).
      All values assume reinvestment of the full amount of all dividends and are calculated as of fiscal year end of each year.
      Comparison is made to NASDAQ because NASDAQ is a well-known index that is commonly associated with technology firms such as Cadence. In addition, Cadence common stock is listed on NASDAQ, as well as on the NYSE, and Cadence management uses NASDAQ internally as a benchmark against which the performance of Cadence common stock is measured.
      This section of the proxy statement is not soliciting material, is not deem filed with the SEC and is not to be incorporated by reference in any filing of Cadence under the Securities Act or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

	1/1/00	12/30/00	12/29/01	12/28/02	1/3/04	1/1/05
CADENCE DESIGN SYSTEMS, INC.	100.00	114.58	93.33	50.75	76.08	57.54
S&P 500	100.00	90.89	80.09	62.39	80.29	89.02
NASDAQ STOCK MARKET (U.S.)	100.00	72.62	50.23	29.12	44.24	47.16
S&P INFORMATION TECHNOLOGY	100.00	59.10	43.81	27.42	40.37	41.40
CUMULATIVE TOTAL RETURN

*	$100 invested on 1/1/00 in stock or on 12/31/99 in index-including reinvestment of dividends. Indexes calculated on month-end basis.
Copyright© 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

CERTAIN TRANSACTIONS
      All transactions in fiscal 2004 between Cadence and any executive officer or director who was an executive officer or director at the time the transaction was entered into were approved by a majority of the disinterested members of the Board or, in the case of an executive officer, by the Compensation Committee. These transactions are described under “Cadence’s Board of Directors — Compensation of Directors” and “Employment Contracts, Termination of Employment and Change-of-Control Agreements.” In addition, all “related party transactions,” as defined in Item 404 of Regulation S-K promulgated by the SEC, are reviewed and approved by the Corporate Governance and Nominating Committee.
      On March 1, 2003, 849 College Avenue, Inc., a subsidiary of Cadence, entered into a one year housing lease with Mr. Bushby for residential property owned by the subsidiary with aggregate annual rental payments of $90,000, comprised of $7,500 monthly rental payments, which was determined by an independent party to be the fair market value rental rate for the property. The lease can be extended by Mr. Bushby for up to three one-year periods, and can be terminated by either party upon 180 days prior written notice. Mr. Bushby also has an option to purchase the property at any time during the lease, as extended, for a price equal to the greater of the property’s fair market value or the purchase price originally paid by the Cadence subsidiary. On May 1, 2004, the lease was amended to allow Mr. Bushby to extend the lease for up to five one-year periods, rather than three one-year periods. In December 2004, in accordance with the terms of the lease, Mr. Bushby extended the lease for an additional one-year period at the same rental rate, which was determined by an independent appraiser pursuant to the terms of the lease.
INDEMNIFICATION AGREEMENTS
      Cadence’s Bylaws provide that Cadence will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Cadence’s Bylaws also authorize the Board to cause Cadence to enter into indemnification contracts with its directors, officers and employees and to purchase insurance on behalf of any person it is permitted to indemnify. Pursuant to these Bylaw provisions, Cadence has entered into indemnity agreements with each of its directors and executive officers, and has also purchased insurance on behalf of the directors and executive officers.
      Each indemnity agreement provides, among other things, that Cadence will indemnify each signatory to the extent provided in the agreement, for expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that the individual becomes legally obligated to pay because of any claim or claims made against or by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative, to which the individual is or may be made a party by reason of his or her position as a director, officer, employee or other agent of Cadence, and otherwise as may be provided to the individual by Cadence under the non-exclusivity provisions of the Delaware General Corporation Law and Cadence’s Bylaws.
OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the directors and executive officers of Cadence, and persons who own more than ten percent of a registered class of Cadence’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Cadence with copies of all Section 16(a) forms they file.
      To Cadence’s knowledge, based solely on a review of the copies of the reports furnished to Cadence and written representations that no other reports were required, all Section 16(a) filing requirements applicable to Cadence’s executive officers and directors and greater than ten percent beneficial owners were complied with.

STOCKHOLDER PROPOSALS AND NOMINATIONS
      From time to time, Cadence stockholders submit proposals that they believe should be voted upon at the annual meeting or nominate persons for election to the Board of Directors. Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in Cadence’s proxy statement and form of proxy in connection with the 2006 Annual Meeting of Stockholders. Stockholder proposals must be submitted in writing to the Corporate Secretary of Cadence no later than December 2, 2005 to be included in the proxy statement and form of proxy relating to Cadence’s 2006 Annual Meeting of Stockholders. The submission of a stockholder proposal does not guarantee that it will be included in Cadence’s proxy statement and form of proxy.
      Alternatively, under Cadence’s Bylaws, any director nominations or proposals which the stockholder does not seek to include in Cadence’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to Cadence’s Corporate Secretary no later than February 10, 2006, nor earlier than January 11, 2006, and must otherwise satisfy the requirements of Cadence’s Bylaws. If the date of the 2006 Annual Meeting of Stockholders changes by more than 30 days from the anniversary date of the 2005 Annual Meeting of Stockholders, stockholder proposals or nominations must be submitted in writing to Cadence’s Corporate Secretary no later than ten days following the first public announcement of the date of the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, Cadence may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination submitted by a stockholder.
      A stockholder’s notice must include: (A) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the candidate that is required to be disclosed in proxy solicitations for a contested election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, accompanied by the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on Cadence’s books, and of such beneficial owner, and (ii) the class and number of shares of Cadence common stock owned beneficially and of record by such stockholder and such beneficial owner; and (D) any other information required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act as a proponent to a stockholder proposal.
      Only candidates nominated in accordance with these procedures set forth above are eligible to serve as directors. Except as otherwise provided by law, the Chairman of the meeting determines whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in Cadence’s Bylaws and, if any proposed nomination or business is not in compliance with the Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting.

OTHER MATTERS
      The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting of stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

R.L. Smith McKeithen
Secretary
April 1, 2005
      A COPY OF CADENCE’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 1, 2005 IS BEING DELIVERED WITH THIS PROXY STATEMENT, BUT IS ALSO AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, CADENCE DESIGN SYSTEMS, INC., 2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134.

APPENDIX A
AUDIT COMMITTEE CHARTER
      1. Members. The Audit Committee (the “Audit Committee”) of Cadence Design Systems, Inc. (the “Company”) shall consist of at least three members, all of whom shall be “independent” directors, as determined by the Board. The Board of Directors of the Company (the “Board”) shall appoint the members and the Chairman of the Audit Committee in accordance with the Corporate Governance Guidelines of the Board.
      For purposes hereof, “independent” shall mean a director who meets the independence requirements specified for audit committee members by the New York Stock Exchange (“NYSE”) and the Nasdaq National Market (“Nasdaq”).
      Each member of the Audit Committee must be financially literate and be able to read and understand fundamental financial statements, in each case as determined by the Board. In addition, at least one member of the Audit Committee shall have accounting or related financial management expertise, as determined by the Board, and at least one member of the Audit Committee must be an “audit committee financial expert” within the meaning of Item 401(h)(2) of Regulation S-K promulgated under the Securities Act of 1933, as amended. No Audit Committee member may have participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years.
      2. Purposes. The Audit Committee’s purposes shall be to (a) assist the Board in its oversight of (i) the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, including the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function, independent auditors and financial reporting processes; and (b) prepare the report that Securities and Exchange Commission rules require be included in the Company’s annual proxy statement.
      3. Duties and Responsibilities. Among its specific duties and responsibilities, the Audit Committee shall:

(i) Directly appoint, retain (subject to ratification by the Company’s stockholders), compensate, evaluate, oversee and terminate the Company’s independent auditors;

(ii) Approve in advance all audit and permissible non-audit services to be provided by the Company’s independent auditors and establish policies and procedures for the engagement of the Company’s independent auditors, which shall include policies and procedures for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditors;

(iii) Establish and oversee procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, which procedures shall include a system for the confidential, anonymous submission by Cadence employees regarding questionable accounting or auditing matters;

(iv) At least annually, obtain and review a report by the Company’s independent auditors, which report shall describe: (a) the firm’s internal quality control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (c) all relationships or services between the independent auditors and the Company and any other relationships or services that may impact the objectivity and independence of the independent auditors;

(v) Review and discuss with the independent auditors their annual written report delivered pursuant to clause (iv) above delineating all relationships or services between the Company and the independent auditor or any other relationships or services that may impact the objectivity and independence of the independent auditor;

(vi) Evaluate, at least annually, the independent auditors’ qualifications, performance and independence, which evaluation shall include a review and evaluation of the lead partner of the independent auditors and consideration of whether there should be rotation of the auditing firm. In making its evaluation, the Audit Committee should take into account the opinions of management and the Company’s internal auditors and the report delivered pursuant to clause (iv);

(vii) Review with the independent auditors their audit procedures, including the scope and timing of the audit, the results of the annual audit examination and any accompanying management letters, any audit problems or difficulties and management’s response to such problems or difficulties. Such review shall include a review of any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management;

(viii) Meet to review and discuss with Company management and the independent auditors the Company’s annual and quarterly financial statements and annual and quarterly reports on Forms 10-K and 10-Q, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

(ix) Recommend to the Board based on the review and discussion described in paragraphs (vi), (vii) and (viii) above, whether the financial statements should be included in the Company’s annual report on Form 10-K;

(x) Review and discuss the Company’s earnings press releases and corporate practices with respect to earnings press releases and financial information and earnings guidance to be provided to analysts and rating agencies;

(xi) Review and discuss the Company’s guidelines and policies with respect to risk assessment and risk management;

(xii) Review with Company management and the independent auditors any significant matters identified as a result of the independent auditors’ interim review procedures prior to the filing of each Form 10-Q;

(xiii) Set clear hiring policies for employees or former employees of the independent auditors;

(xiv) Review material pending legal proceedings involving the Company and other contingent liabilities;

(xv) Review with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit function;

(xvi) Review and discuss the adequacy and effectiveness of the Company’s internal controls and special audit steps adopted in light of any material control deficiencies, and review and discuss the Company’s disclosure controls and procedures;

(xvii) Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

(xviii) Review analyses prepared by Cadence management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(xix) Review the potential effects of regulatory and accounting initiatives and proposals, as well as off-balance sheet structures, on the Company’s financial statements;

(xx) Review with the Chief Executive Officer and the Chief Financial Officer the procedures conducted in preparation of such officers’ certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 or any other certifications required by applicable law or regulation; and

(xxi) Consider the results of the annual performance evaluation of the Audit Committee.
      4. Outside Advisors. The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its functions. The Company shall provide the Audit Committee with appropriate funding, as determined by the Audit Committee, for the payment of compensation to the independent auditors of the Company and the outside counsel, accountants, experts or other advisors employed by the Audit Committee.
      5. Meetings. The Audit Committee shall meet as often as its Chairman may deem necessary or appropriate, but not less than four times each year, either in person or by telephone. The Audit Committee shall meet periodically in separate sessions with the independent auditors, with management and with the internal auditors. The Audit Committee shall report to the full Board at the next regular Board meeting with respect to the Audit Committee’s meetings since the previous regular Board meeting. A majority of the members of the Audit Committee shall constitute a quorum.
      6. Revisions to Charter. The Audit Committee shall review and reassess the adequacy of this Audit Committee Charter at least annually. The Audit Committee may amend or modify this Audit Committee Charter at any time in accordance with applicable law and regulations.

APPENDIX B
1995 DIRECTORS STOCK OPTION PLAN
1. Purpose.
      (a) The purpose of the 1995 Directors Stock Option Plan (the “Plan”) is to provide a means by which each director of Cadence Design Systems, Inc., a Delaware corporation (the “Company”), who is not otherwise at the time of grant an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a “Non-Employee Director”) will be given an opportunity to purchase stock of the Company through the grant of options.
      (b) The word “Affiliate” as used in the Plan means any corporation or other entity which is controlled by the Company, which controls the Company, or which is under common control with the Company.
      (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.
      (d) No option granted under the Plan is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2. Administration.
      (a) The Plan shall be administered by the Board of Directors of the Company (the “Board”) unless and until the Board delegates administration to a committee, as provided in section 2(c).
      (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan, to construe, interpret and administer the Plan and options granted under the Plan, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option, in a manner and to the extent it shall deem necessary or desirable to make the Plan fully effective. All decisions of the Board on such matters shall be final, binding and conclusive on all persons having an interest in such decision.
      (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.
3. Shares Subject to the Plan.
      (a) The number of shares of the Company’s $.01 par value common stock (the “Common Stock”) that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate three million fifty thousand (3,050,000) shares of Common Stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for issuance under the Plan. The number of shares of Common Stock authorized for issuance under the Plan shall be subject to and adjusted by the provisions of Section 10 relating to adjustments in the capital structure of the Company.
      (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4. Eligibility.
      Options shall be granted only to Non-Employee Directors of the Company.
5. Non-Discretionary Grants.
      (a) Each person who first becomes a Non-Employee Director shall automatically be granted an option to purchase six thousand two hundred fifty (6,250) shares of Common Stock multiplied by the number of calendar quarters occurring between the date on which such person begins serving as a director of the Company and the first April 1 occurring after the date such person becomes a director of the Company on the terms and conditions set forth herein. If a person becomes a Non-Employee Director during a calendar quarter, he or she shall be treated as serving as a director of the Company for the entire such calendar quarter only if he or she becomes a Non-Employee Director during the first half of such calendar quarter.
      (b) On April 1 of each year, each person who on that date is then a Non-Employee Director shall automatically be granted an annual option to purchase twenty five thousand (25,000) shares of Common Stock on the terms and conditions set forth herein. If the Non-Employee Director is serving as the Chairman of the Board on the date the annual option is granted, then such director shall automatically be granted an option to purchase an additional twenty five thousand (25,000) shares of Common Stock on the terms and conditions set forth herein on each annual option grant date.
6. Option Provisions.
      Each option shall be subject to the following terms and conditions:
      (a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ten (10) years from the date of grant (the “Expiration Date”). In any and all circumstances, an option may be exercised only as to no more than that number of shares as to which it is exercisable at the time in question under the provisions of section 6(e).
      (b) The exercise price of each option shall be one hundred percent (100%) of the fair market value of the stock subject to such option on the date such option is granted. The “fair market value” of the Common Stock shall be the mean average of the closing price of the Company’s common stock for each of the last twenty trading days prior to the date of the grant of the option on the national securities exchange, national market system or other trading market on which the Company’s common stock has the highest average trading volume.
      (c) The optionholder may elect to make payment of the exercise price under one of the following alternatives:

(i) Payment of the exercise price per share in cash (by check) at the time of exercise; or

(ii) Provided that at the time of the exercise the Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of Common Stock already owned by the optionholder for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at its fair market value on the last day on which the Common Stock was actively traded preceding the date of exercise;

(iii) Payment by the delivery of the optionholder’s full recourse promissory note on such terms as may be determined by the Board which are not inconsistent with the terms of the Plan; or

(iv) Payment by a combination of the methods of payment specified in sections 6(c)(i) through 6(c)(iii) above.
      For purposes of section 6(c)(ii), the “fair market value” of Common Stock shall be the closing price of such stock on the last trading day preceding the date of delivery of such Common Stock to the Company on the national securities exchange, national market system or other trading market on which the Common Stock has the highest average trading volume. If the optionholder uses a promissory note as partial payment of the exercise price pursuant to section 6(c)(iii), then such principal amount of such note may not exceed the maximum amount permitted by law (including but not limited to the limitation under the Delaware General Corporation Law that the par value of shares of stock may not be paid with a promissory note) and interest shall be compounded at least annually and shall be charged at no less than the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the terms of such promissory note.
      Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Company’s common stock or pursuant to the terms of irrevocable instructions issued by the optionholder prior to the issuance of shares of the Company’s common stock.
      (d) Except as otherwise expressly provided in an optionholder’s option agreement, an option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionholder, shall thereafter be entitled to exercise the option.
      (e) An option granted pursuant to section 5(a) or 5(b) shall vest and become exercisable in full on the first March 31 following the grant of such option; provided, however, the optionholder has continuously served in the same capacity which entitled him or her to the grant of such option from the date of grant until and including the next following March 31.
      (f) The Company may require any optionholder, or any person to whom an option is transferred under section 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionholder’s knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person’s own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require any optionholder to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities laws as a condition of granting an option to the optionholder or permitting the optionholder to exercise the option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.
      (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.
7. Covenants of the Company.
      (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of the Common Stock required to satisfy such options.
      (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.
8. Use of Proceeds from Stock.
      Proceeds from the sale of Common Stock pursuant to options granted under the Plan shall constitute general funds of the Company.
9. Miscellaneous.
      (a) Neither an optionholder nor any person to whom an option is transferred under section 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.
      (b) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company’s fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the Bylaws of the Company and such other information regarding the Company as the holder of such option may request under applicable law.
      (c) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate in any capacity or shall affect any right of the Company, its Board or stockholders or any Affiliate to remove any Non-Employee Director pursuant to the Company’s Bylaws and the provisions of the Delaware General Corporation Law (or the laws of the Company’s state of incorporation should that change in the future).
      (d) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.
      (e) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company’s obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.
      (f) The size of the Plan’s share reserve set forth in section 3, the size of individual option grants described in section 5, and all other references in the Plan to specific numbers of shares of the Common Stock reflect and have taken into account (i) the Company’s three-for-two (3:2) stock dividends effective as of October 31, 1995 and May 31, 1996, including all options granted under the Plan prior to May 31, 1996 and (ii) the Company’s two-for-one (2:1) stock dividend effective as of November 14, 1997, including all options granted under the Plan prior to November 14, 1997.
10. Adjustments Upon Changes in Stock.
      (a) If any change is made in the Common Stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and exercise price per share of stock subject to outstanding options. Such adjustments shall be made by the Board, the determination of which shall be final, binding, and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”) No adjustment shall result in the creation of a fractional share of stock or in an exercise price per share of stock expressed in units of less than one cent ($.01).
      (b) In the event of the occurrence of a Change in Control, to the extent not prohibited by applicable law, the time during which options outstanding under the Plan may be exercised shall be accelerated by the Board to a time prior to or as of the occurrence of such event and the options terminated if not exercised by the time specified by the Board, which in any event shall be after the effective time of such acceleration. If the Board fails to specify a time for acceleration of outstanding options and/or termination of outstanding options, then the time during which options outstanding under the Plan may be exercised shall be accelerated to a time immediately preceding the occurrence of the Change in Control, and the options terminated if not exercised prior to or upon the occurrence of a Change in Control defined in section 10(b)(i) or section 10(b)(iii) or within three (3) months following the occurrence of a Change in Control defined in section 10(b)(ii), section 10(b)(iv), or section 10(b)(v).
      For purposes of the Plan, a “Change in Control” means the happening of any of the following events:

(i) A dissolution or liquidation of the Company.

(ii) A sale of all or substantially all of the assets of the Company.

(iii) Either a merger or consolidation in which the Company is not the surviving corporation and the stockholders of the Company immediately prior to the merger or consolidation fail to possess direct or indirect beneficial ownership of more than eighty percent (80%) of the voting power of the securities of the surviving corporation (or if the surviving corporation is a controlled affiliate of another entity, then the required beneficial ownership shall be determined with respect to the securities of that entity which controls the surviving corporation and is not itself a controlled affiliate of any other entity) immediately following such transaction, or a reverse merger in which the Company is the surviving corporation and the stockholders of the Company immediately prior to the reverse merger fail to possess direct or indirect beneficial ownership of more than eighty percent (80%) of the securities of the Company (or if the Company is a controlled affiliate of another entity, then the required beneficial ownership shall be determined with respect to the securities of that entity which controls the Company and is not itself a controlled affiliate of any other entity) immediately following the reverse merger. For purposes of this section 10(b)(iii), any person who acquired securities of the Company prior to the occurrence of a merger, reverse merger, or consolidation in contemplation of such transaction and who after such transaction possesses direct or indirect beneficial ownership of at least ten percent (10%) of the securities of the Company or the surviving corporation (or if the Company or the surviving corporation is a controlled affiliate, then of the appropriate entity as determined above) immediately following such transaction shall not be included in the group of stockholders of the Company immediately prior to such transaction.

(iv) An acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or a subsidiary or other controlled affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least twenty percent (20%) of the combined voting power entitled to vote in the election of directors.

(v) The individuals who, as of the date immediately following the Company’s 1999 Annual Meeting of Stockholders, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the Board. If the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, however, that no individual shall be considered a member of the Incumbent Board if the individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

11. Amendment of the Plan.
      (a) The Board at any time, and from time to time, may amend the Plan and/or some or all outstanding options granted under the Plan. Except as provided in section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company where the amendment would:

(i) Increase the number of shares which may be issued under the Plan;

(ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3 or any securities exchange or other trading market on which the Common Stock is actively traded.
      (b) Rights and obligations under any option granted before any amendment of the Plan or of the terms of such option shall not be impaired by such amendment unless (i) the Company requests the consent of the person holding the option, and (ii) such person consents in writing.
12. Termination or Suspension of the Plan.
      (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the date that all of the shares of the Company’s Common Stock have been issued. No options may be granted under the Plan while the Plan is suspended or after it is terminated.
      (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the holder of the option.

PROXY

Cadence Design Systems, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 11, 2005

     The undersigned hereby appoints Michael J. Fister, William Porter and R.L. Smith McKeithen, or any of them, each with power of substitution, to attend and to represent the undersigned at the 2005 Annual Meeting of Stockholders of Cadence Design Systems, Inc., to be held at Cadence Design Systems, Inc., 2655 Seely Avenue, Building 5, San Jose, California, on May 11, 2005 at 1:00 p.m. Pacific time and any continuation or adjournment thereof, and to vote the number of shares of common stock of Cadence the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such shares of common stock is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CADENCE.

THE SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE. IN THE ABSENCE OF DIRECTION, THIS
PROXY WILL BE VOTED FOR THE EIGHT NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3. IF ANY
OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, PROXIES WILL BE VOTED ON THESE
MATTERS AS THE PROXIES NAMED ABOVE MAY DETERMINE IN THEIR SOLE DISCRETION.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Detach here from proxy voting card. ▲

Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

WITHHOLD
		FOR	ALL

1.	Election of Directors	☐	☐
Nominees:

01 H. Raymond Bingham	02 Michael J. Fister
03 Donald L. Lucas	04 Alberto Sangiovanni-Vincentelli
05 George M. Scalise	06 John B. Shoven
07 Roger S. Siboni	08 Lip-Bu Tan

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below)

(Except nominees written above)

		FOR	AGAINST	ABSTAIN

2.	Approval of Amendment to the Cadence Design Systems, Inc. 1995 Directors Stock Option Plan.	☐	☐	☐

3.	Ratification of selection of KPMG LLP as independent auditors of Cadence for its fiscal year ending December 31, 2005.	☐	☐	☐

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting of Stockholders of Cadence, (b) accompanying Proxy Statement, and (c) Annual Report on Form 10-K for the fiscal year ended January 1, 2005.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

YOUR VOTE IS IMPORTANT!

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT
IN THE ENCLOSED ENVELOPE.